AIRCRAFT LEASE AGREEMENT


                           Dated as of April 16, 1999


                                     BETWEEN

                           C.I.T. LEASING CORPORATION
                                    as Lessor


                                       AND


                             FRONTIER AIRLINES, INC.
                                    as Lessee


                                   Concerning:

                           One Boeing 737-300 Aircraft


                                      With
                              Two CFM56-3B2 Engines



                         FAA Registration Number N312FL
                       Manufacturer's Serial Number 24569



Items marked with "*" have been omitted pursuant to a request for confidential treatment.

                            AIRCRAFT LEASE AGREEMENT

                  THIS AIRCRAFT LEASE AGREEMENT, dated as of April 16, 1999 (this "Lease"), between C.I.T. LEASING CORPORATION, a Delaware corporation, and its successors and assigns ("Lessor"), and Frontier Airlines, Inc., a Colorado corporation ("Lessee").


 W I T N E S S E T H :


                  WHEREAS, Lessor owns one (1) Boeing 737-300 Aircraft more particularly described on Exhibit A hereto; and

                  WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft upon the terms and conditions set forth in this Lease;

                  NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Lessor and Lessee hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  Unless the context requires otherwise, the following terms shall have the following meanings for all purposes of this Lease and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

                  "Aeronautics Authority" shall mean, as the context requires, the United States Department of Transportation, the FAA and/or the Administrator of the United States Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

                  "Aircraft" shall mean the Airframe together with the Engines, the Landing Gear, and, where applicable, shall also include the Aircraft Documents and all Capital Improvements or parts which may be made to, installed on or incorporated into the Aircraft, including, but not limited to, those required pursuant to any Airworthiness Directive.

                  "Aircraft Documents" shall mean the items identified in Appendix I B. to the Lease Supplement and delivered to Lessee on the Delivery Date and all such other items which may be acquired or prepared by Lessee relating to its use, operation and maintenance of the Aircraft during the term of this Lease, including the Aircraft Records, all of which shall be maintained in the English language.

                  "Aircraft Records" shall mean all historical maintenance records and other records delivered with the Aircraft for maintenance accomplished prior to the Delivery Date and current maintenance records and other records for work accomplished subsequent to the Delivery Date including, but not limited to, documents, manuals (revised up to and including the most current revisions issued by the Manufacturer), data, overhaul records, log books, original Aircraft and Engine delivery documents, Life Limited Part traceability to "zero time since new", FAA Form 8130-3 or other FAA approved serviceable parts tags, FAA forms, teardown reports for Time Controlled Parts which have been overhauled or replaced during the Term, modification records, inspection records (including NDT documentation such as x-ray and eddy current), documentation of AD compliance, time logs showing Aircraft and Engine Flight Hours and Cycles on any given date during the Term, and all other documentation pertaining to the Aircraft, Engines and Parts.

                  "Airframe" shall mean the Boeing 737-300 aircraft (except for the Engines) more specifically described on Exhibit A hereto and the Lease Supplement, together with all Landing Gear, the APU, and any and all Parts relating thereto.

                  "Airworthiness Directive" or "AD" shall mean any Airworthiness Directive issued by the FAA or any Manufacturer's mandatory service bulletin and in each case applicable to aircraft, engines or parts of the same type as the Aircraft, the Engines or the Parts.

                  "APU" shall mean the auxiliary power unit installed in the Airframe.

                  "Basic Rent" shall mean the rent for the Aircraft payable throughout the Term pursuant to Section 3.1 hereof and specified on Exhibit H hereto.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banking institutions in New York, New York and Denver, Colorado are authorized by law to be closed.

                  "Capital Improvement" shall mean any permanent alteration, modification, addition, accession, replacement or other type of improvement which is made to the Airframe, Engines, or any Part thereof, including, but not limited to, the addition of any Parts or avionics, the performance of Airworthiness Directives and upgrading of Engines and aircraft flight operation or safety technology where such improvements increase the value or operating life of the Aircraft, Engines, or any Part thereof, and for which Lessor is eligible to take depreciation or cost recovery deductions based on the cost of such improvements.

                  "Capital Improvement AD" shall have the meaning given such term in Section 9.3(b) hereof.

                  "Capital Improvement Cost Sharing Formula" shall have the meaning given such term in Section 9.3(b) hereof.

                  "Checks" shall mean A-Checks, B-Checks, C-Checks and D-Checks, or their equivalent, and all structural inspections and corrosion inspections, which are required to be performed on the Aircraft in connection with the Maintenance Program for the Aircraft.

                  "Claims"  shall  have the  meaning  given such term in Section
13.1 hereof.

                  "Cycle" shall mean one take-off and landing for the Aircraft.

                  ""D" Check Airframe Reserve" shall have the meaning given such term in Exhibit G hereto.

                  "Default" shall mean any event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

                  "Delivery Date" shall mean the date on which Lessee accepts the Aircraft under the terms of this Lease, which date shall be set forth in the Lease Supplement, or such other date as may be agreed by Lessor and Lessee. Subject to the satisfaction of the conditions set forth in Section 2.3 hereof, the Delivery Date for the Aircraft is presently estimated to be on or about May 10, 1999.

                  "Dollars" or "$" shall mean the lawful currency of the United States of America.

                  "Engine Life Limited Parts Reserve" shall have the meaning given such term of Exhibit G hereto.

                  "Engine Reserve" shall have the meaning given such term on Exhibit G hereto.

                  "Engines" shall mean each of the two CFM56-3B2 engines described on Exhibit A hereto and in the Lease Supplement, or any replacement of any thereof, together with any and all Parts related thereto.

                  "Event of Default"  shall have the meaning  given such term in
Section 17.1 hereof.

                  "Event of Loss" shall mean, with respect to any Item of Equipment, any of the following events: (A) the loss of such Item of Equipment or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Item permanently unfit for normal use for any reason whatsoever; (B) any damage to such Item which results in an insurance settlement with respect to such Item on the basis of an actual or constructive total loss;
(C) the condemnation, confiscation or seizure of, or requisition of use or the prohibition under any applicable Law of the use of the Aircraft for commercial transportation of passengers for a period in excess of 60 days, or such shorter period ending on the last day of the Term, or on the date on which an insurance settlement on the basis of total loss shall occur, of such Item of Equipment; or
(D) the condemnation, confiscation or seizure of, or requisition of, title to such Item of Equipment. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is part of the Aircraft.

                  "Excusable Delay" shall mean any delay in delivery of the Aircraft hereunder not occasioned by the fault or negligence of a party hereto and due to or arising from any cause beyond such party's reasonable control, including, without limitation, (i) acts of the public enemy, civil war, insurrection or riots, or quarantine restrictions, strikes, lockouts, or labor stoppages and/or (ii) fires, floods, explosions, earthquakes, acts of nature or epidemics and/or (iii) delays relating to any maintenance work performed on the Aircraft or any part thereof prior to delivery hereunder.

                  "Expiration Date" shall mean the last day of the Term of this Lease or such other date on which the Term of this Lease may be terminated or extended pursuant to the terms hereof.

                  "FAA" shall mean, as the context requires, the United States Federal Aviation Administration and/or the Administrator of the United States Federal Aviation Administration, or any person, governmental department, bureau, commission or agency succeeding to the functions of either of the foregoing.

                  "Flight Hour" shall mean each hour or part thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe leave the ground on take-off to the moment when the wheels of the Airframe touch the ground on landing.

                  "Governmental  Authority"  shall mean and include (a) the FAA;
(b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (b) above, however constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

                  "Hereby", "herein", "hereof", "hereunder", and other like words shall refer to this Lease as originally executed or as amended, modified or supplemented pursuant to the applicable provisions hereof, including, without limitation, as supplemented by the Lease Supplement.

                  "Indemnitee" shall mean Lessor and its affiliates, officers, directors, successors, permitted assigns, agents, employees, officers and servants.

                  "Initial  Deposit"  shall have the meaning  given such term in
Section 3.5(a) hereof.

                  "Insured Value" shall mean the amount set forth on Exhibit H hereto.

                  "Item of Equipment" or "Item" shall mean the Airframe, the Landing Gear, any of the Engines, the APU or any of the Parts.

                  "Landing Gear" shall mean the complete strut assembly, consisting of the inner and outer cylinders, of each main landing gear and the nose landing gear and all associated Parts that comprise each landing gear assembly, as listed in the Manufacturer's illustrated parts catalogue for the Airframe, but excluding rotable parts (which include, without limitation, tires, brakes, actuators and switches).

                  "Landing Gear Reserve" shall have the meaning given such term on Exhibit G hereto.

                  "Law" shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Authority, (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party, (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above, and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

                  "Lease" shall mean this Aircraft Lease Agreement between Lessor and Lessee, as the same may be amended, modified or supplemented from time to time.

                  "Lease   Supplement"   shall  mean  a  Lease   Supplement   in
substantially the form of Exhibit B hereto.

                  "Lessee's Actual Cost" shall mean Lessee's cost incurred in performing an obligation under this Lease determined as follows: (i) if such obligation is performed by a third party, then Lessee's Actual Cost shall be the actual charges of such third party paid by Lessee (without markups or overhead by Lessee); and (ii) if Lessee elects that such obligation be performed by Lessee, then Lessee's Actual Cost shall be Lessee's cost for labor and materials.

                  "Lien"  shall  mean  any  mortgage,   pledge,   lien,  charge,
encumbrance, lease, exercise of rights, security interest or claim.

                  "Life Limited Part" shall mean any Item of Equipment that has a predetermined life limit, calculated in Flight Hours, Cycles or calendar time as determined by the Aeronautics Authority or the Manufacturer and which requires such Item of Equipment to be discarded upon reaching such life limit.

                  "Maintenance Program" shall mean the FAA-approved maintenance program for the Aircraft and Engines, as the same may be modified from time to time pursuant to the terms hereof including scheduled maintenance, conditional monitored maintenance and on-condition maintenance of the Airframe, Engine and Parts of the Aircraft. Upon request by the Lessor, a copy of the Maintenance Program shall be made available to the Lessor.

                  "Maintenance Reserves" shall mean the amounts to be paid by Lessee to Lessor pursuant to the terms of Exhibit G hereto, including, where applicable, the "D" Check Airframe Reserve, each Engine Reserve, each Engine Life Limited Parts Reserve and the Landing Gear Reserve.

                  "Manufacturer" shall mean, in the case of the Airframe, Boeing Aircraft Company, in the case of the Engines, CFM International, Inc., and in the case of any Part, Landing Gear and APU, the manufacturer of such Part, Landing Gear or APU.

                  "Operative Agreements" shall mean each of this Lease, the Lease Supplement, the Tax Indemnity Agreement and any other agreements, documents or certificates executed and delivered in connection with the transactions contemplated under this Lease.

                  "Parts" shall mean any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature or any Capital Improvements (other than Engines, Landing Gear, APU and temporary replacement parts as provided in Section 9.4 hereof), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or which have been removed therefrom where title remains in the Lessor.

                  "Past Due Rate" shall mean interest at the rate per annum equal to 18%, subject to the maximum rate permitted by Law calculated on the basis of a year of 360 days and actual days elapsed.

                  "Permitted Liens" shall mean those Liens permitted pursuant to
Section 14 hereof.

                  "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Prior Period" shall have the meaning given such term in Paragraph (a) of Exhibit G hereto.

                  "Related Transactions" shall mean any and all leases and financings between Lessor or any affiliate of Lessor, as lessor or secured party, and Lessee or any affiliate of Lessee, as lessee or borrower.

                  "Rent" shall mean the Basic Rent and Supplemental Rent payable throughout the Term for the Aircraft pursuant to Article 3 hereof.

                  "Rent Payment Date" shall mean the first day of each calendar month during the Term hereof, on which day the payment of Basic Rent is due and payable.

                  "Rent Period" shall mean each of the consecutive calendar months throughout the Term, commencing on and including the first day of each calendar month and ending on and including the last day of each calendar month; provided that the first Rent Period shall commence on the Delivery Date and shall end on the last day of the calendar month in which the Delivery Date occurs.

                  "Security  Deposit"  shall have the meaning given such term in
Section 3.5(a) hereof.

                  "Security Letter of Credit" shall have the meaning given such term in Section 3.5(f) hereof.

                  "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent and Maintenance Reserves) which Lessee assumes or agrees to pay to Lessor hereunder or under any other Operative Agreement or in connection herewith or therewith, whether pursuant to a letter agreement, stipulation or other agreement, including, without limitation, (a) any payment of Insured Value, (b) any payment of indemnity required by Sections 10 and 13 hereof (but excluding Maintenance Reserves), (c) any additional maintenance obligations, and (d) interest as permitted.

                  "Tax  Indemnity   Agreement"  shall  mean  the  Tax  Indemnity
Agreement dated as of the date hereof, between Lessor and Lessee.

                  "Taxes" shall have the meaning given such term in Section 10.1 hereof.

                  "Term" shall have the meaning given such term in Section 3.3 hereof.

                  "Time Controlled Part" shall mean any Item of Equipment that has a predetermined time limit or interval in accordance with the Maintenance Program or as required by the Aeronautics Authority, which requires such Item of Equipment to be discarded, overhauled, or recertified upon reaching such time limit or interval.

                  "Transportation Act" shall mean 49 U.S.C. ss.40101 et. seq., as amended, as in effect on the date of this Lease, or any successor or substitute legislation at the time in effect and applicable.

                  "Watch Item" shall mean any special inspection generated by airframe or component condition with inspection intervals determined by original equipment manufacturers that do not coincide with routine periodic inspection intervals, Airworthiness Directives, mandatory service bulletins, service bulletins or fleet campaign directives, where such additional inspection shall be required at an interval of less than (i) a full C Check or (ii) 3,500 Flight Hours, whichever is greater.

                  "Wet Lease" shall mean any arrangement whereby Lessee agrees to furnish the Aircraft to a third party pursuant to which (i) Lessee's crew at all times shall maintain full operational control of the Aircraft, (ii) the Aircraft shall be operated solely by regular employees of Lessee possessing all current appropriate FAA certificates and licenses (it being understood that cabin attendants need not be regular employees of Lessee), (iii) the insurance required under Article 12 hereof shall remain in full force and effect, (iv) the Aircraft shall be maintained by Lessee in accordance with its normal maintenance practices and as required by the terms of this Lease, and (v) the term of any such Wet Lease does not extend beyond the remaining Term of this Lease.




                                    ARTICLE 2

                             DELIVERY AND ACCEPTANCE

                  2.1. Time and Place. (a) Lessor hereby agrees to lease the Aircraft and the Aircraft Documents to Lessee, and Lessee hereby agrees to lease the Aircraft and the Aircraft Documents from Lessor, pursuant to and in accordance with the terms of this Lease as supplemented by the Lease Supplement.

                           (b) Subject to the satisfaction of the conditions set
forth in Section 2.3 hereof and the occurrence of an Excusable Delay, Lessor shall deliver on the Delivery Date the Aircraft, together with all Aircraft Documents, to Lessee at Marana, Arizona. Upon such delivery and subject to all the other terms and conditions of this Lease, Lessee shall accept the Aircraft, together with the Aircraft Documents relating thereto, and thereupon the Aircraft and Aircraft Documents shall be deemed subject to this Lease. Lessee shall indicate and confirm its acceptance of the Aircraft and Aircraft Documents by the execution and delivery to Lessor of the Lease Supplement. Lessor shall not be obligated to deliver the Aircraft to Lessee unless the conditions set forth in Section 2.3 hereof are satisfied on or before May 10, 1999.

                           (c) Lessee acknowledges that Lessor, at Lessor's cost
has provided Lessee with an adequate test flight of the Aircraft. A technical representative for both Lessor and Lessee shall prepare and sign a list of discrepancies of an airworthy nature or discrepancies from the delivery requirements of Exhibit I hereto (excluding any discrepancies relating to any Time Controlled Part) in the Aircraft systems and components found during such test flight which exceed maintenance manual allowable limits. To the extent not already accomplished by Lessor, such discrepancies are to be corrected at Lessor's expense, at Lessee's Actual Cost, with all Parts necessary for such correction to be supplied by Lessor and approved by Lessor and all such corrections to be performed by Lessee with Lessee providing or procuring all labor for such purpose. Lessee agrees that it will indemnify and hold harmless Lessor and each Indemnitee from and against all claims, demands, liabilities, losses and judgments, including attorney's fees, costs and expenses incident thereto, which may be suffered by, accrued against, charged to or recoverable from Lessor and/or any Indemnitee by reason of loss of or damage to property or by reason of injury or death, or action or inaction of Lessee or any representative of Lessee during such test flight.

                           (d) Lessor's obligation to lease the Aircraft and the
Aircraft Documents hereunder to Lessee, in addition to those conditions set forth in Section 2.3 hereof, shall be conditioned upon (i) the absence of any Default or Event of Default hereunder on the Delivery Date, (ii) the absence of any materially adverse change in Lessee's financial condition from the date hereof to the Delivery Date, (iii) the absence of any Excusable Delay, and (iv) the absence of an Event of Loss having occurred with respect to the Aircraft.

                           (e) Except as  specifically  stated  in  this  Lease,
including Exhibit I hereto, the Aircraft shall be delivered to Lessee "AS IS," "WHERE IS" and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION SET FORTH IN SECTION 4.1 HEREOF. Upon the tender and delivery by the Lessor, provided the conditions precedent described in Section 2.3 have been satisfied, Lessee shall accept delivery of the Aircraft. Upon acceptance of the Aircraft, Lessee shall thereupon indicate and confirm acceptance of the Aircraft by execution and delivery of the Lease Supplement which shall be dated the Delivery Date. The execution and delivery of the Lease Supplement shall constitute conclusive and irrebuttable proof of delivery and acceptance.

                           (f) In the event of an Event of Loss with  respect to
the Aircraft prior to the Delivery Date, Lessor shall promptly notify Lessee in writing. This Lease shall terminate upon receipt by Lessee of such written notice. In the event of an Excusable Delay which prevents the delivery of the Aircraft hereunder for more than sixty (60) days beyond the estimated Delivery Date, at the option of Lessor or Lessee, this Lease shall terminate upon receipt by the other party of written notice thereof from the party wishing to terminate this Lease (provided that such Excusable Delay is beyond the control of and is not occasioned by the fault or negligence of Lessee). All Security Deposits and other prepayments with respect to this Lease shall be returned to Lessee upon any such termination. Neither Lessor nor Lessee shall be liable for the failure to deliver the Aircraft hereunder due to an Excusable Delay, provided that such Excusable Delay is beyond the control of and is not occasioned by the fault or negligence of such party.

                  2.2. A Lease Only. At all times during the Term, full legal title to all Items of Equipment and the Aircraft Documents shall remain vested in Lessor to the exclusion of Lessee, notwithstanding the delivery of the Aircraft to, and the possession and use thereof, by Lessee.

                  2.3.  Conditions  to  Delivery  of   the  Aircraft.   Lessor's
obligation to deliver and lease the Aircraft to Lessee hereunder shall be subject to Lessor having received the following on or before the Delivery Date:

                           (1) (i) an amount equal to the  first  month's  Basic
                               Rent and (ii) the Security Deposit;

                           (2) written evidence of appropriate corporate action of Lessee certified by an officer of Lessee duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the Person or Persons authorized to execute and deliver said certification and the Lease on behalf of Lessee;

                           (3) the Lease Supplement, in substantially the same form as Exhibit B, and the Tax Indemnity Agreement, each completed, duly executed and delivered by Lessee, and dated and effective as of the Delivery Date;

                           (4) a favorable opinion signed by Lessee's General Counsel, dated the Delivery Date, in substantially the form annexed as Exhibit D hereto, and including such other matters as may be reasonably requested by Lessor or Lessor's counsel;

                           (5) an opinion letter, substantially in the form of Exhibit E hereto, executed by an independent aircraft insurance broker reasonably acceptable to Lessor, as to Lessee's compliance with the relevant insurance provisions of this Lease and a certificate of insurance signed by such insurance broker which evidences the relevant insurance required by Article 12 hereof which certificate of insurance shall include the relevant special provisions set forth on Exhibit F hereto;

                           (6) a certificate signed by a duly authorized officer of Lessee, dated the Delivery Date, to the effect that:

                                    (A) the  representations  and  warranties of
                  Lessee contained in Section 4.2 hereof, are true and correct on and as of such date as though made on and as of such date, and all authorizations and approvals of, giving of notice to, and filings and recordings with, all regulatory bodies and authorities which may be conditions to the validity or enforceability of this Lease or Lessee's performance of the terms hereof have been duly accomplished; and

                                    (B) no  Default  or  Event  of  Default  has
                  occurred and is continuing or would result from the lease of the Aircraft;

                           (7) evidence satisfactory to Lessor confirming that this Lease and the Lease Supplement have been duly filed with the FAA;

                           (8) a favorable opinion from McAfee & Taft, special FAA counsel to Lessor, addressed to Lessor , as to completion of the due filing of this Lease, the Lease Supplement and each other agreement or instrument anticipated to be recorded with the FAA, pursuant to the Transportation Act and related rules and regarding such other matters as Lessor may reasonably request;

                           (9) one or more Form UCC-1 Uniform Commercial Code Financing Statements signed by Lessee, as debtor, in form and substance acceptable to Lessor for filing in any and all recordation offices necessary to evidence or perfect Lessor's interest in the Aircraft and Items of Equipment;

                           (10) evidence reasonably satisfactory to Lessor that Lessee has obtained such licenses, operator's certificates or other documents from each appropriate Governmental Authority as may be required to operate the Aircraft as an air carrier under applicable Law, including but not limited to, approval by the FAA;

                           (11) if applicable, a duly executed Security Letter of Credit, in a form satisfactory to Lessor; and

                           (12) such other documents or conditions or financial information as Lessor or Lessor's counsel may reasonably request, in form and substance satisfactory to Lessor and Lessor's counsel.

                  2.4. Aircraft Configuration, etc. The Aircraft shall be delivered "as is, where is" in the configuration used by the previous operator of the Aircraft and shall conform to the requirements set forth in Exhibit I hereto. Lessee shall be permitted to change the interior configuration, including replacement of interior Parts such as seats, seat covers, and carpeting at no cost to Lessor. All requirements necessary to bridge the Aircraft onto the Maintenance Program shall be accomplished by Lessee at the sole cost and expense of Lessee, including without limitation, replacement of hard time parts whether due to (x) accumulated time since last overhaul, or (y) lack of documentation. Notwithstanding anything herein to the contrary, Lessor, at its sole cost and expense, shall cause the Aircraft on the Delivery Date: (i) to have windshear and TCAS installed thereon; and (ii) to have a current United States Certificate of Airworthiness issued by the FAA.


                                    ARTICLE 3

                                  RENT AND TERM

                  3.1. Basic Rent. Lessee covenants and agrees to pay to Lessor the Basic Rent as set forth on Exhibit H hereto throughout the Term, payable in consecutive installments on each Rent Payment Date during the Term of this Lease.

                  3.2. Maintenance Reserves and Supplemental Rent. Lessee shall pay to Lessor the Maintenance Reserves pursuant to the terms of Section 5.7 and Exhibit G hereof, respectively. Lessee shall pay to Lessor any and all Supplemental Rent within five (5) Business Days after demand or, if longer, such other relevant period as may be provided herein. In the event of any failure on the part of Lessee to pay any Maintenance Reserves or Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee also shall pay to Lessor, on demand, as Supplemental Rent to the extent permitted by applicable Law, interest at the Past Due Rate (i) on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and (ii) on any payment of Maintenance Reserves or Supplemental Rent (excluding interest at the Past Due Rate payable under clause (i) above) not paid when due until the same shall be paid, in each case commencing on the due date and including such date thereof if such payment is not received by the time specified in this Article 3.

                  3.3. Term. Except as otherwise provided herein, the Aircraft shall be leased to Lessee hereunder for a term of Eighty-Four (84) months, commencing on the Delivery Date and ending at 3:00 p.m. New York, New York time on the day which is the seventh (7th) annual anniversary of the Delivery Date (the "Term").

                  3.4. Place of Payment. Each payment of Rent, Maintenance Reserves and the Security Deposit shall be made by Lessee to Lessor by wire transfer of immediately available funds to The Chase Manhattan Bank, N.A., 270 Park Avenue, New York, New York 10017, for The CIT Group, Account No. 116-003855, ABA No. 021-000-021, identifying the source of such payment, not later than 3:00 p.m. New York City time on the date due. If any payment hereunder is due on a day which is not a Business Day, such payment shall be due and payable on the next preceding Business Day.

                  3.5. Security Deposit. (a) Lessor acknowledges the receipt of Two Hundred Ten Thousand Dollars ($210,000) (the "Initial Deposit") representing partial payment of the amount described on Exhibit H hereto as the Security Deposit Amount. The Initial Deposit shall be held until the Delivery Date at which time Lessee shall provide to Lessor a security deposit (the "Security Deposit") under this Lease in the amount of the Security Deposit Amount as set forth on Exhibit H hereto. The Security Deposit shall be made in cash or in the form of a Security Letter of Credit that satisfies the requirements of Section 3.5(f) hereof. The Initial Deposit shall be promptly returned by Lessor to Lessee upon the issuance of such a Security Letter of Credit. The Security Deposit shall be nonrefundable during the Term, and shall be held by Lessor as security for (i) the timely and faithful performance by Lessee of all of Lessee's obligations under this Lease (including, but not limited to, any prepetition or postpetition obligations of Lessee in connection with any proceeding or other action involving Lessee under any bankruptcy, insolvency or reorganization Law of any jurisdiction and compliance with all return conditions specified herein and on Exhibit C hereto), (ii) all payments of Rent and Maintenance Reserves due and owing from time to time, (iii) any and all damages incurred by Lessor which may arise as a result of the breach or rejection of the Lease, whether or not in connection with a motion to lift stay or a motion to assume or reject the Lease, including, without limitation, overdue interest, costs of preservation or protection of the Aircraft and costs of repossession and (iv) all attorney's fees incurred by Lessor in connection with any of the above, whether or not litigation is instituted and whether incurred before or after the filing by or against Lessee of a petition under Chapter 7 or Chapter 11 of the Bankruptcy Code.

                           (b)  Lessee   hereby  grants  to  Lessor  a s ecurity
interest in the Security Deposit and in all other sums deposited pursuant to this Section 3.5. Lessee agrees to execute and file with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor.

                           (c)  Upon  the  occurrence  of an  Event  of  Default
hereunder, in addition to all of the other rights that Lessor may have under the New York Uniform Commercial Code as a secured party, Lessor may use, apply or retain all or any portion of the Security Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default hereunder. If Lessor uses or applies all or any portion of such Security Deposit, such application shall not be deemed a cure of any Default or Event of Default, and Lessee shall within five (5) days after written demand therefor deposit with Lessor in cash an amount sufficient to restore the Security Deposit to its original sum as set forth in Exhibit H hereto and the failure of Lessee to do so shall be a material breach of this Lease by Lessee.

                           (d) The Security Deposit shall be held by Lessor in a
segregated account at Fleet Bank in New York. Provided no Default or Event of Default shall have occurred and be continuing, Lessor shall credit to the Security Deposit interest thereon at the commercial rate of interest as is customarily available to Lessor from time to time, as is in effect on the first day of each calendar quarter during the Term. Such interest shall be credited on the tenth Business Day of each calendar quarter and on the date on which the Security Deposit is returned to Lessee. Any interest earned on the Security Deposit shall become part of the Security Deposit and shall be held and applied by Lessor as provided herein.

                           (e)  Provided  Lessee is not in  Default  under  this
Lease and no Event of Default shall have occurred and be continuing, the Security Deposit shall be returned to Lessee (i) promptly after the termination of this Lease in the event that this Lease is terminated prior to the Delivery Date, or (ii) within one month following the later of the Expiration Date and Lessee's return of the Aircraft in compliance with Article 16 hereof, together in either case with interest, if any, earned thereon.

                           (f) In lieu of a cash  Security  Deposit,  Lessee may
deliver to Lessor, on or after the Delivery Date, an unconditional and irrevocable letter of credit in a form satisfactory to Lessor, in the amount of not less than the Security Deposit Amount set forth on Exhibit H, hereto and issued by an issuer bank acceptable to Lessor (the "Security Letter of Credit"). The Security Letter of Credit shall remain in full force and effect during the Term hereof and for not less than thirty (30) days following the expiration of the Term. Lessor may draw upon all or a portion of the amount of the Security Letter of Credit upon (i) the occurrence of an Event of Default hereunder or
(ii) in the event that the Letter of Credit has not been renewed and a replacement letter of credit delivered to Lessor not less than thirty (30) days prior to the expiration date of such Letter of Credit, and Lessor may use, apply or retain all or any portion of the funds paid pursuant to the Security Letter of Credit to the same extent as provided in the paragraph (a) above with respect to the cash Security Deposit by delivering a certificate to the issuer stating that a drawing by Lessor is authorized under the terms of this Lease. If Lessor draws upon all or any portion of the Security Letter of Credit, such application shall not be deemed a cure of the Default or Event of Default for which such amount was applied until Lessee shall cause (within five (5) Business Days after written demand therefor) the Security Letter of Credit to be reinstated to its original amount or cause a replacement letter of credit to be issued in the amount of not less than the Security Deposit amount set forth on Exhibit H hereto, and the failure of Lessee to do so shall be a material breach of this Lease by Lessee. For the avoidance of doubt, Lessee's reinstatement of the Security Letter of Credit shall not cause the cure of any Default or Event of Default which would not have been curable in full by Lessor's drawing on the then-available stated amount of the Security Letter of Credit. After expiration of the Term of this Lease, and provided that Lessee has been discharged of its obligations hereunder, including but not limited to, return conditions pursuant to Section 16 hereof and Exhibit C hereto, Lessor shall return the Security Letter of Credit to Lessee for cancellation.

                  3.6 Time is of the Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.


                                    ARTICLE 4

            REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE PARTIES

                  4.1. Lessor's Representations and Warranties. LESSOR LEASES THE AIRCRAFT AND AIRCRAFT DOCUMENTS TO LESSEE "AS IS, WHERE IS", EXCEPT AS OTHERWISE PROVIDED HEREIN. LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT AND AIRCRAFT DOCUMENTS UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT AND AIRCRAFT DOCUMENTS, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE OR LIEN STATUS (EXCEPT AS HEREIN BELOW PROVIDED), AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT AND AIRCRAFT DOCUMENTS, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT AND AIRCRAFT DOCUMENTS; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR
RELIANCE  UPON  ANY SUCH  WARRANTY  OR  WARRANTIES.  LESSOR  SHALL  NOT HAVE ANY
RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE, OR PART OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFT. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER WARRANTIES, EXCEPT THAT: Lessor represents, warrants and covenants that it has good title to the Aircraft and Aircraft Documents, and the right and corporate power to lease the Aircraft (including all Items of Equipment) and Aircraft Documents to Lessee hereunder; and, so long as Lessee keeps and performs each and every covenant to be kept and performed by it hereunder, Lessor, or anyone claiming by or through Lessor or claiming title to the Aircraft, any Item of Equipment or the Aircraft Documents, shall not interfere with Lessee's quiet enjoyment of the Aircraft and Aircraft Documents; provided, however, that Lessor and prospective purchasers and lessees may inspect the Aircraft and Aircraft Documents at their own expense as long as such inspection does not interfere with Lessee's operation or maintenance of the Aircraft. During the term of this Lease, Lessee is authorized to enforce in its own name such rights as Lessor may have with respect to the Aircraft under any warranty (express or implied), service policy or product agreement to the extent that the same may be assigned or otherwise made available to Lessee and, to the extent that the same may not be so assigned or otherwise made available to Lessee, Lessor agrees to use reasonable efforts, at Lessee's expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee; provided, however, that upon the occurrence of a Default or an Event of Default all such rights shall immediately and unconditionally revert to Lessor.

                  4.2. Representations and Warranties of the Parties. Except as otherwise provided in this Section, each party represents and warrants to the other, as to itself, that:

                           (a)   (i) such party is a corporation duly organized,
validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and (ii) Lessee only represents and warrants that it (A) is and covenants that throughout the Term it will remain duly certificated as an air carrier of passengers under the laws of the United States of America; and (B) operates and will throughout the Term continue to operate the Aircraft in accordance with the rules and regulations of the FAA as an air carrier holding a certificate issued under ss. 44705 of the Transportation Act;

                           (b) the  execution and delivery by such party of this
Lease, the Lease Supplement, and any other Operative Agreement the consummation by such party of the transactions contemplated herein and therein and compliance with the terms and provisions hereof and thereof are within such party's corporate powers, do not and will not result in a violation of such party's articles of incorporation or by-laws as currently in effect; and do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under, or result in the imposition of any Lien upon the Lease or any Item of Equipment under, any indenture, mortgage, or other agreement or instrument to which such party is a party or by which it or any of its properties, is or may be bound, or any existing applicable law, rule or regulation, or any judgment, order or decree, of any government, governmental instrumentality or court having jurisdiction over such party or any of its properties;

                           (c) Lessee only  represents and warrants  that,  upon
its delivery hereunder, none of the Aircraft, Airframe, Landing Gear, Engines or any Part thereof, shall be or become subject to any Lien except for such, if any, as is permitted by Article 14 hereof;

                           (d) this Lease,  the Lease  Supplement  and the other
Operative Agreements have each been duly authorized by such party, this Lease, the Lease Supplement and the other Operative Agreements has been duly executed and delivered by such party, and this Lease and the Tax Indemnity Agreement are and the Lease Supplement will be, upon due execution and delivery thereof, a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be further limited by bankruptcy; insolvency, reorganization and other laws of general application affecting the enforcement of creditors' rights;

                           (e) Lessee only  represents  and warrants that Lessee
has received every consent, approval or authorization of, and has given every notice to, each Governmental Authority having jurisdiction with respect to the execution, delivery or performance of this Lease (including all monetary and other obligations hereunder) that is required in order for Lessee to execute and deliver this Lease and the other Operative Agreements and each other document to which Lessee is a party, and to perform the transactions contemplated hereby and thereby and each such consent, approval or authorization is valid and effective and has not been revoked;

                           (f) Lessee only  represents  and warrants  that there
are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee which will have a materially adverse effect on the current business or financial condition of Lessee;

                           (g) Lessee only represents and warrants that,  except
for the filing for recordation of this Lease and the Lease Supplement with the FAA and the filing of any Uniform Commercial Code financing statements required, and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 5.6 hereof, no further filing or recording of this Lease or of any other document and no further action, are necessary or desirable under the Laws of any Governmental Authority in order to (i) fully protect and establish Lessor's title to, interest in and property rights with respect to the Aircraft and Aircraft Documents as against Lessee or any third party claiming through Lessee and to ensure that the property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessee, or (ii) ensure the validity, effectiveness and enforceability of this Lease, the Lease Supplement and the other Operative Agreements;

                           (h) Lessee only  represents  and warrants that it has
delivered to Lessor a true, complete and correct copy of the Lessee's financial statements for the period ended March 31, 1998 together with an independent auditor's report with respect thereto, and Lessor represents that it has reviewed such financial statements and, assuming they are accurate, finds such financial statements to be acceptable;

                           (i) Lessee only  represents  and warrants  that there
are no withholding or other Taxes to be deducted from any payment to be made by Lessee under this Lease;

                           (j) Lessee  only  represents and warrants that Lessee
is not in default in the performance of its material obligations for the payment of indebtedness for borrowed money or on any other material lease obligations; and

                           (k) Lessee only  represents and warrants  that,  upon
the commencement of a Chapter 11 proceeding under the Bankruptcy Code by or against Lessee, Lessor shall be entitled to the benefit of Title 11 U.S.C.
Section 1110 as in effect on the date hereof with respect to the Aircraft.


                                    ARTICLE 5

            POSSESSION; USE; LAWFUL INSURED OPERATIONS; MAINTENANCE;
                 REGISTRATION AND INSIGNIA; MAINTENANCE RESERVES

                  5.1. Possession. During the Term, the Items of Equipment and the operations performed therewith shall, subject to applicable Laws of any Governmental Authority including, but not limited to, FAA regulations, be under the exclusive control of Lessee, subject to the rights of Lessor hereunder. Without the prior written consent of Lessor, Lessee shall not sublease or otherwise deliver, relinquish or transfer possession of the Aircraft, the Airframe, the Aircraft Documents or any Item or Items of Equipment; provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing, Lessee may, without the written consent of Lessor but subject to the other provisions of this Lease:

                           (i) deliver possession of the Aircraft, the Airframe,
                  any Engine or any Part thereof or any Item of Equipment to the Manufacturer thereof or an FAA-certified maintenance facility for service, repair, modifications, alterations, maintenance or overhaul work required by the terms hereof;

                           (ii) install any Engine on an airframe owned by Lessee which airframe shall be free and clear of all Liens, except: (A) Liens permitted hereby and those which apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to such airframe as an entirety); or (B) mortgage Liens or other security interests, provided, that the applicable security documents provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                           (iii) install any Engine on an airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, provided that such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees; (B) Liens of the type permitted by clause (ii) above; and (C) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; or

                           (iv) enter into a Wet Lease of the Aircraft.

Lessee will not permit any Item of Equipment (other than Parts as provided herein) to be utilized on any aircraft not within Lessee's fleet of aircraft. No relinquishment of possession pursuant to the terms of this Section 5.1 shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights and remedies hereunder.

                  5.2. Assignment by Lessee. Lessee shall not assign any interest in this Lease or any of its rights hereunder or in any Item of Equipment, and any such purported assignment shall be void ab initio.

                  5.3. Use. Lessee shall use the Aircraft and any Item of Equipment solely in commercial operations for which Lessee is duly authorized and strictly in accordance with the terms of this Lease. Lessee shall not use, or permit the use of, any Item of Equipment for any purpose for which it is not suitable. The Aircraft shall always remain in passenger configuration. Lessee shall comply with FAA regulations relating to the transport of restricted articles. Lessee shall pay for and provide all electric power, oil, fuel and lubricant consumed by and required for the operation of the Aircraft.

                  5.4. Lawful Insured Operations. The Aircraft shall be operated at all times in compliance with all applicable Federal Aviation Regulations, including, but not limited to, Part 121 thereof. Lessee will not cause or permit the Aircraft or any Item of Equipment to be maintained, used or operated in violation of any Law or Governmental Authority having jurisdiction or contrary to any Manufacturer's operating manuals and instructions, or, in the case of the Aircraft and the Engines, in violation of any airworthiness certificate or registration relating thereto. Lessee agrees not to operate any Item of Equipment, or suffer or permit such Item to be operated (i) unless such Item is covered by insurance required by the terms of this Lease, (ii) contrary to the terms of the insurance required by the provisions of Article 12 hereof or (iii) in any area excluded from coverage by any insurance required by the terms of
Article 12 hereof.

                  5.5. Maintenance. (a) Lessee, at its own expense, shall cause the Items of Equipment to be serviced, repaired, overhauled, tested and maintained in compliance with all applicable Federal Aviation Regulations, including, but not limited to, Part 121 thereof (i) by personnel in accordance with FAA requirements, (ii) in accordance with the Maintenance Program and the operations and maintenance manuals of the Manufacturers thereof (including, without limitation, an FAA approved or Manufacturer's recommended program for the prevention and treatment of corrosion), (iii) so as to keep such Item in as good operating condition and appearance as when delivered to Lessee hereunder, ordinary wear and tear excepted, (iv) so as to keep such Item in such operating condition as may be necessary to cause the airworthiness certificate of such Item to be maintained in good standing at all times under the applicable rules and regulations of the Aeronautics Authority, (v) so as to keep it airworthy and fit for scheduled commercial passenger service in the United States and each other jurisdiction in which Lessee will operate the Aircraft, and (vi) so that it will not discriminate against the Aircraft (as compared to other aircraft of the same type owned or operated by Lessee) in respect of the Maintenance Program and maintenance, other than withdrawal of the Aircraft from use and operation as is necessary to prepare the Aircraft for return to Lessor upon the expiration or termination of this Lease.

                           (b)  Without  limiting the  foregoing,  Lessee  shall
cause, at its expense, all maintenance Checks to be performed on the Aircraft as they become due, with no fleet discrimination with respect to the Aircraft. Any damage, defects or corrosion discovered during any Check shall be permanently repaired in accordance with the Maintenance Program and the structural repair manual for the Aircraft at the sole expense of Lessee. Lessee shall provide Lessor with ten (10) days prior notice of scheduled C and D Checks. Lessor shall have the right to have representatives present during such Checks who shall consult with Lessee's representatives as to the work being performed during such Checks. Lessee, at its own expense, shall furnish Lessor upon return of the Aircraft and at such times during the Term as Lessor shall reasonably request, originals of all Aircraft Records with a certificate signed by an officer of Lessee, affirming that all the maintenance work represented by such Aircraft Records was performed by Lessee or a then FAA authorized repair station approved to maintain Boeing 737-300 type aircraft and a certificate affirming that the maintenance work represented by such records was performed in accordance with the Maintenance Program. Lessee, at its own expense, shall also maintain (in the English language) all Aircraft Documents and other materials required by the FAA, or any other applicable Aeronautics Authority, including Aircraft Documents required to be maintained in respect of each Item of Equipment, in a manner acceptable to the FAA, or any other applicable Aeronautics Authority and promptly furnish to Lessor upon Lessor's request such information as may be required to enable Lessor to file any reports required to be filed with any Governmental Authority because of Lessor's ownership of the Aircraft. All Aircraft Documents, including Aircraft Records and documentation of maintenance accomplished on the Airframe, Engines and Parts shall be in the English language and shall be retained by Lessee until the Expiration Date, at which time all Aircraft Records and Aircraft Documents shall be returned to Lessor in original form.

                           (c)  Lessee  will not  allow the  Flight  Hours:Cycle
ratio for the operation of the Aircraft during the Term to fall below a ratio of 2:1. To the extent the Flight Hours:Cycle ratio falls below 2:1, the applicable rate of the Maintenance Reserves shall be adjusted in accordance with paragraph
(f) of Exhibit G hereto.
                           (d) No Time Controlled Part shall be removed from the
Aircraft unless (i) such Time Controlled Part must be removed and replaced in accordance with the Maintenance Program or (ii) such Time Controlled Part is re-installed on the Aircraft within a reasonable period of time based on Lessee's schedule but in any event not to exceed 72 hours after such removal.
Any Time Controlled Part which is removed in accordance with the Lessee's Maintenance Program shall be replaced with a part of the same manufacture and an equivalent or later part number equal to the replaced Part and be completely interchangeable as to the form, fit and function and shall be airworthy.

                  5.6. Registration and Insignia. Upon delivery of the Aircraft, Lessee agrees to place the following lease identification in the cockpit in a prominent location and to place such lease identification on each Engine on a metal plate and in a prominent location near such Engine's data plate: "Leased from C.I.T. Leasing Corporation, as owner and Lessor." Lessee agrees to make such changes to such lease identification as Lessor may reasonably request from time to time. Lessee shall not take or permit any action inconsistent with the continued registration of the Aircraft in Lessor's name under the Transportation Act. Lessee shall not remove, or cause or permit the removal of, any plate, disc or other similar device affixed to the Airframe or any Engine indicating Lessor's ownership thereof. If any of the same shall come to be removed, Lessee shall promptly affix a replacement therefor, at its own expense, it being understood that such identification should be maintained (A) in the cockpit of the Airframe, in a prominent location adjacent to the airworthiness certificate for the Aircraft, and (B) on each Engine, in a prominent location near such Engine's data plate. Lessee shall not allow the name of any other Person, association or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any interest therein; provided, however, that Lessee may cause the Airframe to be lettered or otherwise marked in an appropriate manner for convenience of identification of the interest of Lessee therein.

                  5.7. Maintenance Reserves. Lessee agrees to pay to Lessor Maintenance Reserves with respect to the Aircraft during the Term in accordance with Exhibit G hereto. All Maintenance Reserves shall be applied in accordance with the applicable provisions of Exhibit G hereto. No interest shall accrue with respect to Maintenance Reserves.

                  5.8. Application of Reserves Upon Aircraft Return. Any amounts remaining in the "D" Check Airframe Reserve, Engine Reserves, the Engine Life Limited Parts Reserves, Landing Gear Reserve, and any other Maintenance Reserve established from time to time hereunder after application of the monies held in any such Maintenance Reserve in accordance with Exhibit G hereto upon the return of the Aircraft pursuant to Section 16 hereof shall be retained by Lessor.

                  5.9. Concerning Reserves. (a) At the time Lessee pays amounts into the "D" Check Airframe Reserve, the Engine Reserves, the Engine Life Limited Parts Reserves, the Landing Gear Reserve, and any other Maintenance Reserve established from time to time, as the case may be, Lessee shall provide to Lessor a certificate as to the computation of each such payment, duly executed on behalf of Lessee by the records manager or other duly authorized employee of Lessee, certifying the number of Airframe Flight Hours and Cycles for the Aircraft during the Prior Period, the number of Engine Cycles and Engine Flight Hours for each Engine during the Prior Period, and the number of Flight Hours and Cycles for each Landing Gear during the Prior Period, as the case may be. From time to time, Lessor shall have the right, during normal business hours at its own expense, on reasonable prior notice to Lessee, to cause its agents to review the appropriate records of Lessee to determine the accuracy of such certificates. In the event a discrepancy is determined as a result of such review, Lessor shall notify Lessee in writing thereof and Lessee shall make up any deficiency in its payments to Lessor within five (5) Business Days of such notice.

                           (b) Pursuant to the New York Uniform Commercial Code,
Lessee hereby grants to Lessor a possessory security interest in the "D" Check Airframe Reserve, each Engine Reserve, such Engine Parts Reserve the Landing Gear Reserve and any other Maintenance Reserve established from time to time hereunder as security for all obligations of Lessee under this Lease, including, without limitation, the obligations of Lessee to maintain and return the Aircraft, Airframe, Engines and each Item of Equipment in the condition required by this Lease. Lessee agrees to execute and file, at Lessee's expense, with the appropriate Governmental Authorities any and all documents necessary or reasonably requested by Lessor to evidence and perfect such security interest in favor of Lessor. Upon and following an Event of Default, and in addition to all other rights Lessor may have under this Lease and as a secured party under the New York Uniform Commercial Code, Lessor may (but shall not be obligated to) use, apply or retain all or any portion of the "D" Check Airframe Reserve, the Engine Reserves, the Engine Life Limited Parts Reserves, the Landing Gear Reserve, and any other Maintenance Reserve established from time to time hereunder as follows: (i) first, to compensate Lessor for any sums it may in its discretion advance to perform any of Lessee's obligations to maintain and return the Aircraft, Airframe, Engines, Landing Gear and Aircraft Documents in the condition required under this Lease; and (ii) the balance in the "D" Check Airframe Reserve, the Engine Reserves, the Engine Life Limited Parts Reserves, the Landing Gear Reserve, and any other Maintenance Reserve established from time to time hereunder, if any, to apply toward losses, damages or expenses that Lessor may suffer or incur as a result of Lessee's failure to perform any other obligation under this Lease. In the event Lessor uses, applies or retains all or any portion of the "D" Check Airframe Reserve, the Engine Reserves, the Engine Life Limited Parts Reserves, the Landing Gear Reserve, and any other Maintenance Reserve as stated above, then Lessee shall immediately reimburse each such Reserve for all amounts used, applied or retained by Lessor.

                           (c)  Lessee  acknowledges  that  it has  no  property
interest in any Maintenance Reserve and agrees that Maintenance Reserves shall not be deemed property of Lessee.

                           (d) Lessee shall not assign, hypothecate or otherwise
transfer its residual interest, if any, in Maintenance Reserves.


                                    ARTICLE 6

                 INSPECTION; FINANCIAL AND AIRCRAFT INFORMATION

                  6.1. Inspection. During the Term, Lessee shall furnish to Lessor such information concerning the location, condition, maintenance, use and operation of the Items of Equipment and Aircraft Documents as Lessor may reasonably request including, without limitation, a copy of the Maintenance Program of Lessee and a copy of the related FAA approved operation specifications. Lessee shall permit any Person (including prospective purchasers or lessees of the Aircraft) designated in writing by Lessor, at Lessor's expense, to (i) visit and inspect the Items of Equipment, the Aircraft Documents, the portions of the Maintenance Program relating to the maintenance status of the Aircraft, the condition, use and operation of the Items of Equipment and the Aircraft Records maintained in connection therewith and, at Lessor's expense, to make copies of such Aircraft Records as Lessor may designate and (ii) inspect the Aircraft for corrosion, including, if necessary, removal of floor boards to facilitate such inspection. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Any inspection shall occur at a reasonable time, provided that such inspection does not interfere with Lessee's operating commitments.

                  6.2. Financial Information. (a) Lessee agrees that it will maintain its financial statements in a manner which fairly presents its financial condition and that the results of its operations and changes in its financial position will be accounted for in accordance with generally accepted accounting principles consistently applied.

                  (b) Lessee agrees to furnish to Lessor during the Term (i) within forty-five (45) days after each fiscal quarter of Lessee, copies of the balance sheet, profit and loss statement, retained earnings statements, income statements, and cash flow statement of Lessee for such fiscal quarter, certified as true and correct by the Chief Financial Officer of Lessee, and (ii) from time to time such other information as Lessor may reasonably request.

                  (c) Lessee agrees to furnish to Lessor during the Term (i) within ninety (90) days after the end of the fiscal year, copies of the balance sheet, profit and loss statement, retained earnings statements, income statements, and cash flow statement of Lessee for such fiscal year, certified as true and correct by the Chief Financial Officer of Lessee, (ii) comparative figures for the previous fiscal year and (iii) from time to time such other information as Lessor may reasonably request.

                  (d) Lessee agrees to provide all other information reasonably requested by Lessor with respect to the financial condition, operations, business and property of Lessee or any of its Affiliates.

                  6.3. Aircraft Information. During the Term, Lessee agrees to furnish or cause to be furnished to Lessor the following information, in writing, with respect to the Aircraft: (i) on a monthly basis, within ten (10) days following the last day of each Rent Period a monthly utilization report with respect to the Aircraft, Engines, Landing Gear, APU and Parts reflecting the Flight Hours and Cycles of operation thereof, (ii) within twenty-four (24) hours of the occurrence or detection thereof, any accident or incident information with respect to the Airframe or any of the Engines in circumstances where the resulting damage to the Aircraft from such accident or incident to the Airframe or any of the Engines exceeds $100,000.00, (iii) promptly upon the request of Lessor, the status of any claims for damages (whether with respect to any Airframe or Engine or any other Item of Equipment, or against Lessor or Lessee) arising out of the use, operation, lease, sublease, sub-sublease or condition of the Airframe, Engines or any other Item of Equipment and/or the amount of taxes paid with respect thereto, (iv) upon request, those portions of the Maintenance Program relating to the maintenance status of the Aircraft, and
(v) from time to time such other information as Lessor may reasonably request, including information concerning the location, condition, use and operation of the Aircraft and the Engines.

                  6.4  Other Information.  Lessee agrees that it will furnish to
Lessor:

                  (a) immediately upon the occurrence of a Default or an Event of Default, a written notice specifying the nature of the Default or Event of Default and what action Lessee is taking or proposes to take with respect thereto;

                  (b) such other information as Lessor may reasonably request concerning Lessee, the Airframe, Engines or any other Item of Equipment in order to enable Lessor to determine whether the covenants, terms, and provisions of this Lease and the other Operative Agreements have been complied with including, without limitation, such information requested by Lessor as may be required to enable Lessor to file any reports required to be filed with any Governmental Authority as a result of Lessor's interest in any Item of Equipment; and

                  (c) prompt written notice of the issuance by any court or any regulatory authority of any injunction, order or decision prohibiting or having the effect of prohibiting, restraining or limiting any of the transactions contemplated by this Lease or the other Operative Agreements, or the institution of any litigation or other proceedings seeking any such injunction, order or other restraint.


                                    ARTICLE 7

                                    COVENANTS

                  7.1. Lessee's Covenants. Lessee covenants and agrees that, during the Term:

                           (a)  Lessee  will   preserve  and  maintain  (i)  its
         corporate existence, and (ii) all of its rights, privileges and franchises in every jurisdiction in which the character of the property owned or the nature of the business transacted by it makes licensing or qualification necessary.

                           (b) Lessee will pay or cause to be paid all Taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and all lawful claims, which, if not paid, might become a Lien or charge upon the property of Lessee; provided, however, that Lessee shall not be required to pay any such Tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings with adequate reserves. Lessee shall not permit the sale, forfeiture or loss of any Item of Equipment or interest therein in the course of or as a result of any such proceedings.

                           (c) Lessee will operate the Aircraft and will remain duly qualified to operate the Aircraft under applicable Law.

                           (d) Lessee undertakes to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection herewith or therewith. Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Lease or any other document or instrument contemplated hereby.

                           (e) Lessee shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets in one transaction or a series of transactions to, any Person unless:

                                    (i) the  corporation  formed by or surviving
                  any such consolidation or merger (if other than Lessee), or to which such sale, lease, conveyance or other disposition shall have been made, assumes in writing all of the obligations of Lessee under this Lease;

                                    (ii)  immediately  after the  transaction no
Default or Event of Default exists;

                                    (iii) the corporation formed by or surviving
                  any such consolidation or merger, or to which such sale, lease, conveyance or other disposition shall have been made, shall have a Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of Lessee immediately preceding the transaction. "Consolidated Net Worth" means the consolidated equity of the common stockholders of Lessee and its consolidated subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession; and

                                    (iv) the Person  formed by or surviving  any
                  such consolidation or merger (if other than Lessee), or to which such sale, lease, conveyance or other disposition shall have been made, (x) is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (y) shall, upon completion of such consolidation or merger, be an air carrier holding a certificate issued under ss. 44705 of the Transportation Act and (z) shall be a "citizen of the United States" as defined in such Act.


                                    ARTICLE 8

                         NO SET-OFF, COUNTERCLAIM, ETC.

                  8.1. No Set-off, Counterclaim, etc. This Lease is a net lease. Lessee's obligation to pay all Rent and Maintenance Reserves payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor of its warranties, agreements or covenants contained herein, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, (iii) any Liens with respect to the Aircraft, (iv) any bankruptcy, insolvency, reorganization, (v) any Taxes, or (vi) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. Lessee hereby waives, to the extent permitted by applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Without limiting any of Lessee's rights under the next sentence, each payment of Rent or Maintenance Reserves made by Lessee to Lessor shall be final and Lessee will not seek to recover any part of such payment from Lessor for any reason whatsoever except manifest error. Nothing in this Section shall be construed to prevent Lessee, after complying with this Article 8, from pursuing any claim it may have against Lessor or any other Person in such court of law or otherwise as Lessee may deem appropriate.


                                    ARTICLE 9

                              REPLACEMENT OF PARTS;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

                  9.1. Replacement of Parts. Lessee, at its own cost and expense, shall promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may remove any Part, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided that Lessee shall replace such Part as promptly as practicable and available. All replacement Parts (a) shall be free and clear of all Liens, except those permitted under Article 14 hereof, (b) shall be in as good operating condition as, and shall have a value, utility and maintenance status at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, and (c) shall have documentation certifying compliance with all applicable FAA regulations, including, without limitation, (i) FAA Form 8130-3 or other FAA approved serviceable tags indicating time since overhaul, and overhaul or repair by an FAA certified repair station, (ii) overhaul records, (iii) documentation of modification status and compliance with applicable Airworthiness Directives, and (iv) any other appropriate documentation.

                  9.2. Title to Replaced and Replacement Parts. All Parts removed from the Airframe and any of the Engines shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or an Engine and which meet the requirements for replacement Parts specified in Section 9.1 above, at which time title to such replaced Part shall automatically vest in Lessee. Immediately upon any replacement Part becoming incorporated, installed or attached to any Item of Equipment, such replacement Part shall become the property of Lessor and shall become subject to the terms of this Lease.

                  9.3. Alterations, Modifications and Additions. (a) General. Except as required below or by Section 5.5 hereof, Lessee shall not make any permanent alteration, modification or addition to the Airframe (including, but not limited to, galleys, lavatories or avionics) or any of the Engines without the prior written consent of Lessor.

                  Lessee will make such alterations, modifications and additions to the Airframe, the Engines and the Parts as may be required from time to time to meet the applicable mandatory service bulletins of the Manufacturer and to comply with Airworthiness Directives which require inspection or terminating action during the Term, and to comply with all regulations of the FAA which require compliance during the Term.

                  (b)      Airworthiness Directives.

                           (i) For the purpose of this Lease, Lessor and Lessee agree that the accomplishment of terminating action for any AD which requires mandatory terminating action during the Term, shall be deemed to be a Capital Improvement (a "Capital Improvement AD") with respect to the Aircraft. In the event Lessee elects to terminate any AD that does not require terminating action during the Term, Lessee shall be solely responsible for the cost of terminating such AD.

                           (ii)  Notwithstanding  the  foregoing  paragraph  (i)
         (except with respect to the second sentence thereof), in connection with the accomplishment of any Capital Improvement AD during the Term, Lessee shall be solely responsible for the first $150,000 of the cost of terminating each such Capital Improvement AD. With respect to terminating any Capital Improvement AD, for which the cost of such terminating action is in excess of $150,000, (x) Lessee shall be responsible for paying an amount equal to the first $150,000 plus an amount determined using the Capital Improvement Cost Sharing Formula (hereinafter defined) for any amount in excess of $150,000 and (y) Lessor shall be responsible for an amount equal to the balance thereof as a Capital Improvement to the Aircraft.

                  Any amount in excess of the first $150,000 to terminate each such Capital Improvement AD shall be shared by Lessee and Lessor as set forth below using the following formula (the "Capital Improvement Cost Sharing Formula"):

                           LC = AMT x (84 - NME)
                                ----------------
                                       84

         Where

         LC       =       Lessee's share of the cost in excess of $150,000
         AMT      =       Amount in excess of $150,000 to terminate AD
         NME      =       Number of months Lease has been in effect

                  The cost of accomplishing any Capital Improvement AD, shall consist of Lessee's Actual Cost of labor and materials to accomplish each such Capital Improvement AD and shall be determined exclusive of all other costs incurred during any refurbishment or other work accomplished during the same maintenance visit. If Lessee performs the accomplishment of any Capital Improvement AD at its facility with its employees, then the cost of accomplishing such Capital Improvement AD shall be calculated at Lessee's Actual Cost of labor and material without mark-up.

                  Lessee shall be solely responsible for (x) the cost of accomplishing all AD's for which there is no terminating action, or for which the accomplishment of such terminating action is optional during the Term and (y) for the first $150,000 of the cost to terminate each Capital Improvement AD during the Term.

                  With respect to any Capital Improvement AD for which Lessor's cost shall exceed $150,000 using the Capital Improvement Cost Sharing Formula, Lessor shall have the option to (x) instruct Lessee to pay the cost of such Capital Improvement AD up to and including $150,000 (which Lessee shall pay), and to utilize the Capital Improvement Cost Sharing formula for the cost of such Capital Improvement AD for the excess amount, or (y) in circumstances where Lessor's cost would exceed $200,000, instruct Lessee not to accomplish such Capital Improvement AD and terminate this Lease on the mandatory compliance date of the Capital Improvement AD with no further liability to Lessor under this Lease, provided, that Lessee shall be obligated to (x) pay Lessor all Rent due up to the date of such termination and (y) return the Aircraft in compliance with Section 16 except to the extent any noncompliance with Section 16 relates to such Capital Improvement AD. Notwithstanding the preceding sentence, in the event Lessor instructs Lessee not to accomplish such Capital Improvement AD, Lessee may elect to accomplish such Capital Improvement AD at its sole cost and expense, and continue this Lease in effect, with no further liability to Lessor with respect to such Capital Improvement AD accomplishment.

                           (iii) In the case of accomplishment of a Capital Improvement AD with respect to an Engine, APU or Landing Gear during a shop visit for such Engine, APU or Landing Gear, the cost of each such Capital Improvement AD shall be determined exclusive of all other costs incurred during any refurbishment or other work accomplished during the same shop visit.

                           (iv) With respect to any Capital Improvement AD relating to an Engine (an "Engine Capital Improvement AD") where the accomplishment of such Engine Capital Improvement AD by Lessee is the sole cause for removal of such Engine, the cost in excess of $150,000 to accomplish such Engine Capital Improvement AD shall be subject to the provisions of paragraph (b) (ii) above. Notwithstanding anything to the contrary in this Lease, the cost of performing such Engine Capital Improvement AD shall only consist of the cost of disassembly, accomplishment of such mandatory terminating action as required by such AD, reassembly, and test cell run. All costs associated with all other work accomplished on such Engine during such shop visit such as removal, transportation, refurbishment, and reinstallation shall be paid for by Lessee.

                           (v) For the purpose of determining applicability of the AD Cost Sharing Formula in regard to any Aging Aircraft AD requiring terminating action, all service bulletins listed in such Aging Aircraft AD shall be cumulatively considered to be a single Capital Improvement AD with respect to cost to accomplish required terminating action.

                  9.4. Title to Parts. Subject to the provisions hereof, title to all Parts incorporated or installed in or attached or added to each Item of Equipment as the result of any alteration, modification or addition shall, without further act, vest in Lessor and become subject to this Lease; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, at any time during the Term, Lessee may remove any such Part from an Item of Equipment; provided that (A) such Part is in addition to and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Item at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part, (B) such Part is not required to be incorporated or installed in or attached or added to such Item by the FAA, or any other Governmental Authority or pursuant to the terms hereof, and (C) such Part can be removed from such Item without diminishing or impairing the value, utility or airworthiness which such Item would have had at such time had such alteration, modification or addition not occurred. Upon the removal by Lessee of any such Part as above provided, the area from which such Part was removed shall be restored to the better of (i) the condition such area was in immediately prior to the installation of such Part, or (ii) the condition such area is required to be in under the terms set forth in this Lease and title thereto shall, without further act, vest in Lessee, and such Part shall no longer be deemed a Part hereunder. Any Part not removed by Lessee as above provided prior to the return of the respective Item of Equipment to Lessor hereunder shall become the property of Lessor.


                                   ARTICLE 10

                                  TAX INDEMNITY

                  10.1. Scope. Lessee agrees that, except as otherwise provided below, all payments by Lessee in connection with the transactions contemplated by this Lease, the Lease Supplement and the other Operative Agreements shall be free of all withholdings of any nature whatsoever (including, without limitation, withholding taxes, monetary transfer fees, or similar taxes and charges), and in the event any withholding is required, except as otherwise provided below, Lessee shall pay the same together with such additional amount as is required so that each such payment shall be, under any circumstances and in any event, in the amount as set forth or referred to herein. Lessee shall pay and hold each Indemnitee harmless from liability for any and all sales, use, business, gross or net income, personal property, license, documentation, transfer, fuel, leasing, occupational, value added, excess profits, excise, gross or net receipts, franchise, stamp, environmental and other taxes, levies, imposts, withholding taxes, charges, fees, assessments or duties of any nature, together with any penalties, fines, charges, additions to tax or interest thereon imposed by any taxing authority whether domestic or foreign (collectively, "Taxes") imposed during the Term against or in respect of Lessor, any Indemnitee or any Item of Equipment, by any Federal, state or local government or taxing authority in the United States of America, or by any foreign country or any taxing authority or governmental subdivision thereof, upon or with respect to, based upon or measured by any Item of Equipment or interest therein, or upon the purchase, ownership, delivery, leasing, possession, use, operation (including, but not limited to, landings and take-offs), return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom (including, without limitation, the Rent or the Maintenance Reserves) or otherwise with respect to or in connection with the transactions contemplated by this Lease, the Lease Supplement and the other Operative Agreements; and any out-of-pocket costs and expenses attributable to any of the foregoing incurred by any Indemnitee; provided, however, that Lessee shall have no such obligation with respect to (i) Taxes (other than sales, use, rental, value added and similar taxes) imposed by the Federal Government of the United States of America upon or with respect to, based on or measured by, the gross or net income of any Indemnitee including any minimum tax, surtax or similar tax, (ii) Taxes which are based upon or measured by the net income, capital, net worth, franchise, or similar conduct of business taxes which are imposed on any Indemnitee by any state or local taxing authority in the United States of America, the Federal Government of the United States of America, or any foreign jurisdiction where such Indemnitee is organized or doing business (other than as a result of the transactions contemplated by this Agreement),
(iii) Taxes imposed as a result of a transfer or other disposition by Lessor of the Aircraft or any Part thereof or interest therein, or any interest in the Rent or the Maintenance Reserves or any part thereof, unless such sale, transfer, mortgage, pledge or disposition occurs by reason of the exercise of Lessor's remedies under this Lease after the occurrence of a Default or an Event of Default, (iv) Taxes imposed as a direct and primary result of Lessor's or any Indemnitee's gross negligence or willful misconduct, (v) Taxes which accrue or arise prior to the Delivery Date or subsequent to the Expiration Date and return of the Aircraft to Lessor pursuant to Section 16 hereof, and (vi) Taxes attributable to payments or distributions from Lessor to any Indemnitee.

                  10.2. Report. In case of any report or return to be made with respect to any obligation of Lessee under this Article 10 or arising out of this
Article 10, Lessee will either (i) make such report or return in such manner as will show the ownership in Lessor of each Item of Equipment, and send a copy of such report or return to the relevant Indemnitee or (ii) notify the relevant Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee. Lessee shall, at its own expense, duly file all required reports and returns respecting all Taxes paid or indemnified against by Lessee pursuant to Section 10.1 to the extent Lessee is permitted to do so; provided, however, that if the same must be filed by an Indemnitee, Lessee will advise such Indemnitee of the necessity of filing the same and, in sufficient time before the same are due, furnish such Indemnitee with a completed copy thereof and funds in the amount required to be submitted, together with any additional information and records relating thereto as such Indemnitee may reasonably request. Lessee shall hold such Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and costs arising out of any insufficiency or inaccuracy in any information in such report or return filed or supplied by Lessee. Lessee shall make available to each Indemnitee such information and records as are maintained by Lessee regarding the location, operation or use of the Aircraft. If any Indemnitee reasonably requests additional information relating to any Item of Equipment or the operation, use or location thereof, Lessee shall make available such other information and records as it maintains in the ordinary course of business.

                  10.3. After-Tax Nature of Indemnity.
                           (a) Lessee further agrees that,  with  respect to any
indemnity payment under this Lease, including, but not limited to, this Article 10 and Article 13 hereof, such indemnity payment shall include any amount necessary to hold each Indemnitee harmless on an after-tax basis from all Taxes required to be paid by such Indemnitee with respect to such indemnity payment under the Laws of any Federal, state or local government or taxing authority in the United States of America, or under the Laws of any taxing authority or governmental subdivision of a foreign country.

                           (b) For  purposes  of this Section 10.3, calculations
made on an after-tax basis shall be made assuming the maximum statutory rates applicable to the recipient for the relevant year, after taking into account deductions attributable to the imposition of other taxes (such as state and local taxes), which would similarly be calculated on the basis of the maximum statutory rates for which such deduction was available for the applicable year.

                  10.4. Payment of Taxes and Indemnities. Lessee shall, to the extent permissible, pay all Taxes directly and shall reimburse each Indemnitee for all Taxes paid or payable by such Indemnitee within ten (10) days of receipt of written notice that reimbursement for such amount is due. Lessee shall pay all indemnities and other amounts due hereunder within ten (10) days of receipt of written notice that such indemnity or other amount is due.

                  10.5. Contest. If a written claim is made against any Indemnitee for any Taxes for which Lessee is responsible under Section 10.1 hereof, such Indemnitee shall promptly notify Lessee. Without prejudice to any other rights Lessee may have in connection therewith (including, without limitation, any claim for damages for a failure to give notice specified in the preceding sentence), the failure to provide such notice shall not affect Lessee's obligations hereunder to such Indemnitee unless such failure shall preclude the contest of such claim. If reasonably requested by Lessee in writing within 30 days after such notification, and upon determination that the amount of the claim exceeds $25,000 and that the action to be taken will not, in the sole opinion of Lessor, result in any material danger of the sale, forfeiture or loss of, or the creation of any Lien on the Aircraft or any interest therein (or in the event of such material danger of such sale, forfeiture, loss or Lien, Lessee shall have failed to obtain a bond satisfactory to such Indemnitee in such Indemnitee's sole discretion), such Indemnitee shall, upon receipt of an indemnity reasonably satisfactory to it at the sole expense of Lessee (including without limitation, all reasonable costs, expenses, losses, legal and accountant's fees and disbursements, penalties and interest), in good faith contest the validity, applicability or amount of such Taxes by, in such Indemnitee's sole discretion, (i) resisting payment thereof, (ii) not paying the same except under protest, if protest is necessary and proper, and (iii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative or judicial proceedings; provided, however, that such Indemnitee shall not be required to take any action to contest a claim unless
(w) Lessee provides an opinion of tax counsel of nationally recognized standing selected by Lessee and reasonably satisfactory to such Indemnitee, to the effect that there is a reasonable basis under the standard set forth in ABA Formal
Opinion 85-352 or any applicable successor thereto in law and fact for contesting such proposed adjustment, which opinion shall be obtained at Lessee's sole cost and expense, (x) in the event that the subject matter of the contest is of a continuing nature and has previously been decided adversely pursuant to the contest provisions of this Section 10.5 by the highest court to which an appeal was taken, there has been a change in the law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim shall have been so previously decided and such Indemnitee shall have received an opinion of independent tax counsel selected by such Indemnitee, which opinion shall be obtained at Lessee's sole expense, to the effect that, as a result of such change it is (at least) as likely as not that the position which such Indemnitee or Lessee, as the case may be, will assert in any contest of such Tax would prevail, (y) prior to the commencement of any contest, Lessee shall have delivered to such Indemnitee a written acknowledgment of its obligation to fully indemnify such Indemnitee to the extent the contest is not successful and (z) in no event shall such Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court. Any contest required pursuant to the preceding sentence shall, at the option of such Indemnitee, be conducted by such Indemnitee or Lessee in the name of Lessee or such Indemnitee. If any contest involves payment of the Tax in question, Lessee shall either make such payment directly to the appropriate authority or advance to such Indemnitee sufficient funds (on an interest-free basis) to make such payment. Lessee agrees to give such Indemnitee reasonable notice of any contest prior to the commencement thereof.

If an Indemnitee shall obtain an actual refund or credit of all or any part of any Taxes paid by Lessee, such Indemnitee shall pay to Lessee the amount of such refund or credit (taking into account any tax savings resulting therefrom), net of any expenses incurred by such Indemnitee and not already paid or reimbursed by Lessee, and any interest fairly attributable thereto plus an amount equal to the Tax savings realized by such Indemnitee as a result of any payment to Lessee pursuant to this paragraph; provided, however, that such amount shall not be payable before Lessee shall have made all payments and indemnities to such Indemnitee then due under this Lease; and, provided, further, however, that the aggregate amount of all payments with respect to any Taxes made by such Indemnitee pursuant to this sentence shall not exceed the aggregate amount of all payments made by Lessee to such Indemnitee pursuant to this Article 10 with respect to such Taxes.

Notwithstanding anything to the contrary herein, if a Default or Event of Default shall have occurred and be continuing, Lessee shall not be entitled, and Lessor shall not be obligated, to commence or to continue any contest hereunder.

Lessee shall not be deemed to be in default under any of the indemnification provisions of this Article 10 while it or an Indemnitee diligently prosecutes such contest pursuant to this Section 10.5.

Nothing contained in this Section 10.5 shall require any Indemnitee to contest or permit Lessee to contest a claim which it would otherwise be required to contest pursuant to this Section 10.5 if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under Section
10.1 by way of indemnity in respect of such claim.

                  10.6. Lessor. The term "Lessor" for purposes of this Article 10 shall include the affiliated group of corporations and each member thereof (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended) of which Lessor is or shall become a member if such group shall file a consolidated United States federal income tax return.

                  10.7. Survival. The provisions of this Article 10 shall survive the expiration or termination of this Lease.



                                   ARTICLE 11

                                 EVENTS OF LOSS

                  11.1. With Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within two (2) Business Days after such occurrence) give Lessor written notice of such Event of Loss, and Lessor and Lessee shall proceed diligently and cooperate fully with each other in the recovery of any and all proceeds of insurance applicable thereto. Unless Lessor elects to offer a Replacement Aircraft pursuant to (and as defined in) Section 11.4 hereof, upon the earlier of the date (a) which is 90 days after the occurrence of such an Event of Loss or (b) on which insurance proceeds are received with respect to such Event of Loss, Lessee shall pay to Lessor the Insured Value of the Aircraft. At such time as Lessor shall have received the Insured Value for such Aircraft, Lessor shall transfer to Lessee all of Lessor's right, title and interest, "as is, where is," without recourse or warranty, express or implied, in and to (i) the Aircraft,
(ii) all claims for damage to the Aircraft, if any, against third persons arising from the Event of Loss (unless any insurance carrier requires that such claims be assigned to it), (iii) the Maintenance Reserves, and (iv) all rights to any insurance claims and proceeds under all insurance, except liability insurance, maintained by Lessee hereunder, all without representation, recourse or warranty of any kind whatsoever. Upon the payment of the Insured Value, all Basic Rent (if any), Supplemental Rent and Maintenance Reserves then due and owing, Lessee's obligation to pay such amount shall cease, and this Lease shall terminate. Lessee shall be entitled to receive all insurance proceeds from policies maintained by Lessee applicable to the Aircraft over and above the Insured Value, if any, as compensation for the loss of Lessee's leasehold interest in the Aircraft.

                  11.2. With Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Aircraft, Lessee shall forthwith (and in any event within two (2) Business Days after such occurrence) give Lessor written notice thereof and Lessee shall replace such Engine as soon as reasonably possible, but in any event, before the end of the Term by duly conveying to Lessor, free and clear of all Liens, title to another CFM56-3B2 engine of the same or an improved model acceptable to Lessor and suitable for installation and use on the Airframe, which engine shall have a value, utility and maintenance status at least equal to, and be in as good operating condition as, the Engine with respect to which such Event of Loss shall have occurred (considering in the aggregate, but not limited to, all life-limited engine components and time since last heavy maintenance and/or time since last hot section refurbishments), assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss, and subject to an inspection by Lessor of such replacement engine and related historical records. Upon acceptance by Lessor in its sole discretion, such replacement engine and historical records shall be deemed an "Engine" and "Aircraft Records," respectively, as defined herein for all purposes hereunder. Lessee agrees to take such action and execute and deliver such documents, including, but not limited to (a) cause a warranty bill of sale, duly executed by the Seller of such Replacement Engine, to be delivered to Lessor, (b) cause a Lease Supplement subjecting such Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Transportation Act, (c) furnish Lessor with evidence of compliance with the insurance provisions of Section 11 with respect to the Replacement Engine, (d) furnish Lessor with a certificate or certification of a qualified independent aircraft appraiser reasonably satisfactory to Lessor certifying that the Replacement Engine has a value and utility (and, provided that no Event of Default is occurring or continuing without regard to hours and cycles until overhaul) at least equal to the Engine so replaced (assuming the Engine to be replaced was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss), (e) furnish Lessor with an officer's certificate signed by an officer of Lessee certifying that, upon consummation of such replacement, no Event of Default will exist hereunder, and (f) a bill of sale, supplement hereto and legal opinions, as Lessor may reasonably request in order that any such replacement Engine shall be duly and properly titled in the name of Lessor and leased hereunder to the same extent as any Engine replaced thereby. Upon such replacement, Lessor shall transfer to Lessee all of Lessor's right, title and interest, "as is, where is," without recourse or warranty, express or implied, in and to (i) such Engine,
(ii) all claims for damage to such Engine, if any, against third persons arising from the Event of Loss (unless any insurance carrier requires that such claims be assigned to it), and (iii) all rights to any insurance claims and proceeds under all insurance, except liability insurance, maintained by Lessee hereunder, all without representation, recourse or warranty of any kind whatsoever. Maintenance Reserves maintained by Lessor with respect to such Engine shall be allocated to the Engine Reserve and Engine Life Limited Parts Reserve maintained with respect to the Replacement Engine.

                  11.3. Application of Payments from Governmental Authorities. Payments received by Lessor or Lessee from any Governmental Authority or entity with respect to an Event of Loss resulting from the condemnation, confiscation or seizure of, or requisition of title to the Aircraft, the Airframe or an Engine, shall be retained by Lessor, if received by Lessor, or promptly paid over to Lessor, if received by Lessee, up to the Insured Value (plus any amounts of Rent and Maintenance Reserves then due and owing). At such time as Lessor has received such amounts in full, Lessor shall promptly remit the excess, if any, of such payments to Lessee. Payments received by Lessor or Lessee from any Governmental Authority or entity with respect to a requisition of use during the Term of the Aircraft, the Airframe or an Engine shall be allocated promptly between Lessor and Lessee such that Lessor shall enjoy such portion thereof as relates to periods other than the Term and Lessee shall (provided no Default or Event of Default has occurred and is continuing hereunder) promptly enjoy such portion thereof as relates to the Term or any portion of the Term, provided Lessee continues to pay Rent to Lessor as required by the terms hereof.

                  11.4. Application of Payments During Existence of Event of Default. Any amount referred to in this Section 11 which is payable or creditable to or retainable by Lessee shall not be paid or credited to or retained by Lessee if, at the time of such payment, credit or retention, an Event of Default shall have occurred and be continuing hereunder but shall be paid to and held by Lessor as security for the obligations of Lessee under this Lease and, if Lessor declares this Lease to be in default pursuant to Section 18 hereof, applied against Lessee's obligations hereunder as and when due and at such time as there shall not be continuing any such Event of Default, such amount shall be paid to Lessee to the extent no previously applied in accordance with the terms hereof.

                  11.5.  Replacement  Aircraft.
                           (a)  Lessor  may,  at i ts option, offer  to lease to
Lessee, as a replacement for an Airframe and Engines with respect to which an Event of Loss has occurred, a Boeing 737-300 airframe (the "Replacement Airframe") and two engines of the same make and model as such Engines (or other engines of the same or another manufacturer suitable for installation and use on the Replacement Airframe; the "Replacement Engines" and, together with the Replacement Airframe, the "Replacement Aircraft"). Such Replacement Aircraft shall be in passenger configuration, duly certified as an airworthy aircraft by the FAA and in good operating condition, but in any event in at least as good operating condition and repair as the Aircraft immediately prior to the occurrence of such Event of Loss, having a useful life and utility comparable to that of the Aircraft to be replaced immediately prior to the occurrence of such Event of Loss, and otherwise satisfactory to Lessee. Lessee shall take such action as Lessor may reasonably request to facilitate the lease of the Replacement Aircraft to Lessee hereunder.

                           (b) For all purposes hereof, the Replacement Airframe
and each Replacement Engine shall be deemed part of the property leased hereunder. The Replacement Airframe shall be deemed an "Airframe" as defined herein, each Replacement Engine shall be deemed an "Engine" as defined herein; and the Replacement Airframe and each Replacement Engine shall be deemed part of such Aircraft to the same extent as was the Airframe or Engine, as the case may be, replaced thereby. Any Engine not installed on the Airframe when such Event of Loss occurred shall continue to be the property of Lessor and leased hereunder as part of such Aircraft. Lessee's acceptance of a Replacement Aircraft shall not result in any change in Basic Rent or Insured Value.


                                   ARTICLE 12

                                    INSURANCE

                  12.1. Public Liability and Property Damage Liability Insurance. Lessee, at its own expense, shall maintain in effect comprehensive third party aircraft liability insurance against bodily injury and property damage losses arising from ground, flight and taxiing exposures, including, but not limited to, passenger legal liability, cargo liability, contractual liability and products liability insurance, during the Term in an amount not less than $500,000,000 for any one occurrence with respect to the Aircraft and Items of Equipment. Such policy shall include war and allied risks in accordance with standard market practice (currently "The Extended Coverage Endorsement-AVN 52C"). Any such liability insurance shall not be subject to a deductible. All such policies shall be maintained in effect with insurers and/or reinsurers of recognized reputation and responsibility, satisfactory to Lessor. Any policies of insurance carried in accordance with this Section 12.1 and any policies taken out in substitution or replacement for any of such policies shall: (1) name Lessor and its successors and assigns, and their respective directors, officers and employees as additional insureds (the "Additional Insureds"); (2) provide that in respect of the respective interests of the Additional Insureds, such policies of insurance shall insure the Additional Insureds regardless of any breach or violation of any warranty, declarations or conditions contained in such policies by Lessee or any other Person; (3) provide that if the insurers cancel such insurance for any reason whatever, or the same is allowed to lapse for nonpayment of premium, or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until thirty (30) days after receipt by Lessor of telecopied written notice from such insurers of such cancellation, lapse or change (and with respect to war risk insurance, seven (7) days or such shorter period as shall be customary on the London market for such insurance in such area of the world, or ten (10) days in the event of nonpayment of premium); (4) provide that the Additional Insureds shall have no responsibility for any premiums, commissions, warranties or representations in connection with such insurance; (5) waive any rights of setoff, counterclaim or deduction, whether by attachment or otherwise, and all rights of subrogation against the Additional Insureds and their successors, assigns, agents, officers, employees and servants; and (6) provide that all payments shall be made in Dollars. Each liability policy shall (i) be primary without right of contribution from any other insurance which is carried by the Additional Insureds and (ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, without, however, increasing the aggregate limit of liability for the coverage or permitting claims recoverable under the hull policy to be recoverable as liability claims, and
(iii) to the extent of any reinsurance, include a cut-through provision permitting Lessor to file claims and to obtain payment directly from the reinsurers.

                  12.2.  Insurance  Against Loss or Damage to the Aircraft.
                           (a)  Lessee, at its own expense,  shall  maintain  in
effect with insurers of recognized reputation and responsibility satisfactory to
Lessor: (A) all-risk ground and flight aircraft hull insurance covering the Aircraft (including taxiing exposures); (B) all-risk coverage with respect to any Engines, Parts or Landing Gear while removed from the Aircraft insured for their replacement cost; and (C) war risk and hijacking (including political/non-political hijacking) and acts of terrorism coverages, if operating outside the Continental United States or Canada, including, but not limited to, coverage against the additional exposures of confiscation, expropriations, nationalization or seizure, including the government of registry (if other than the United States), including a "50/50 clause" between the all-risk hull and war risk coverages. War risk coverage shall include loss of and/or damage to the Aircraft caused by: (i) war, invasion, acts of foreign enemies, hostilities
(whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military law, military or usurped power or attempts at usurpation of power; (ii) strikes, riots, civil commotions or labor disturbances; (iii) any act of one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes, and whether the loss or damage resulting therefrom is accidental or intentional; (iv) any malicious act or act of sabotage; (v) confiscation, nationalization, seizure, restraint, detention, appropriation, expropriation, requisition of title or use, by or under the order of any government (whether civil, military or de facto) or public or local authority, including by the government of registry (if other than the United States); and (vi) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any Person or Persons on board the Aircraft acting without the consent of Lessee.

                           (b)  All  such  insurance  shall be in full force and
effect on a worldwide basis, subject to such territorial exclusions as exist under Lessee's War Risks and Allied Perils Insurance, shall be payable in Dollars in the United States and shall be in the amount of not less than the Insured Value set forth on Exhibit H on an agreed value basis. Any hull insurance carried in accordance with this Section 12.2 shall not contain any provision for self-insured amounts or a deductible, provided that such insurance may be subject to a deductible which does not exceed $250,000 per occurrence. Each Engine, after removal, shall be insured for not less than $3,500,000.00 on an "agreed value basis" under a ground risks policy reasonably acceptable to Lessor. Any policies carried in accordance with this Section 12.2 shall: (1) be primary without right of contribution from any other insurance which is carried by Lessor with respect to the Aircraft; (2) provide that if such insurance is canceled for any reason whatever, or the same is allowed to lapse for non-payment of premium or if there is any material change in policy terms and conditions, such cancellation, lapse or change shall not be effective until thirty (30) days after issuance to Lessor of written notice from such insurers of such cancellation, lapse or change (and, with respect to war risk insurance, such shorter period as shall be customary on the London market for such insurance in such area of the world); (3) provide that partial losses of less than $250,000.00 shall be adjusted by and payable to Lessee (so long as no Default shall have occurred and be continuing hereunder), but that in the event of a greater loss the entire insurance shall be adjusted by Lessee and Lessor and payable to Lessor as sole loss payee; (4) provide that in respect of the respective interest of the Additional Insureds in such policies the insurance shall insure the Additional Insureds regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Lessee or any other Person; (5) waive any rights of set off, counterclaim or deduction, whether by attachment or otherwise, and all rights of subrogation against the Additional Insureds and their successors, assigns, agents, officers, employees and servants; (6) provide that the Additional Insureds shall have no liability for any premiums, commission, warranties or representations in connection with such insurance; and (7) name Lessor as sole loss payee for the account of all interests.

                           (c)  Lessor is not under  any duty or  obligation  to
verify the existence or adequacy of any insurance.

                           (d) Lessee may obtain  additional  hull  insurance on
the Aircraft, over and above the Insured Value hereunder, provided that it does not adversely affect the coverage required to be maintained hereunder.

                  12.3. Application of Proceeds in an Event of Loss of the Aircraft. All insurance payments received from policies maintained by Lessee as the result of the occurrence of an Event of Loss shall be applied as provided in
Section 12.2(b)(3).

                  12.4. Application of Proceeds in the Absence of an Event of Loss. As between Lessor and Lessee, insurance payments with respect to any property damage to any Item of Equipment not constituting an Event of Loss with respect thereto will be applied in payment of repairs or for replacement property in accordance with the terms of Articles 5 and 9 hereof, if not already paid by Lessee (or to reimburse Lessee for such repairs or replacements already paid by Lessee), and any balance remaining after compliance with such Articles with respect to such loss shall be paid to Lessee or as otherwise directed by Lessee. Any amount which is payable to Lessee under this Article 12 shall not be paid to Lessee if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, but shall be held by Lessor as security for the obligations of Lessee under this Lease and the other Operative Agreements to which it is a party and such amount shall be paid to Lessee at such time as there no longer exists any Default or Event of Default.

                  12.5. Reports, etc. Lessee's insurance broker shall be required to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. Not less than two (2) days prior to the Delivery Date, and thereafter at least fifteen (15) days prior to each renewal or replacement by Lessee of the insurance required hereby, Lessee will furnish to Lessor one or more original certificates each executed and delivered by an insurance broker appointed by Lessee and approved by Lessor, which together shall describe in reasonable detail insurance carried on the Aircraft and shall certify that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will cause each such approved insurance broker to agree to advise Lessor in writing at least thirty (30) days (seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage) prior to the non-renewal or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance or as soon as possible in respect of "non-renewal" or automatic termination for war risk. Not less than fifteen (15) days before the expiration or termination date of any insurance required hereunder, Lessee will provide (or cause to be provided to) Lessor with written confirmation from Lessee's insurance brokers certifying that renewal certificates of insurance evidencing the renewal or replacement of such insurance pursuant to the provisions of Article 12 hereof will be issued on or prior to the termination date of the prior certificate of insurance coverage. Within seven (7) days after such renewal, Lessee will furnish (or cause to be furnished) to Lessor a certificate of such insurance coverage from such insurance broker.

                  12.6. Lessor's Additional Insurance. Lessor, at its option and at its sole expense, may obtain insurance with respect to the Aircraft; provided, that no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained by Lessee pursuant to this Article 12. Lessee shall have no right to any proceeds of any insurance policies maintained by Lessor.

                  12.7. Lessee's Additional Insurance. Lessee, at its option and at its sole expense, may obtain additional insurance with respect to the Aircraft provided that no such insurance shall have the effect of suspending, impairing, defeating, invalidating or rendering unenforceable or reducing, in whole or in part, the coverage of or the proceeds payable under any insurance required to be provided and maintained pursuant to this Article 12. Lessor shall have no right to any proceeds of any additional insurance policies maintained by Lessee.

                  12.8. Insurance Against Year 2000 Risks and Liability. Any policies of insurance required pursuant to Section 12.1 hereof (Public Liability and Property Damage Liability Insurance) and Section 12.2 hereof (Insurance Against Loss or Damage to the Aircraft), consistent with industry practice and the renewal of Lessee's current insurance policies, shall within forty-five (45) days after the date hereof include endorsement coverage for Year 2000 risks and liability (currently "The Date Recognition Limited Coverage Endorsement - AVN 2001/2002" or its equivalent), which shall have been obtained by Lessee by truthful, accurate, and complete response to insurer and/or reinsurer inquiry, including, but not limited to that required by the then current "Aerospace Date Recognition Conformity Questionnaire" or any similar questionnaires from such insurer and/or reinsurer.


                                   ARTICLE 13

                             GENERAL INDEMNIFICATION

                  13.1. Scope. Lessee agrees to indemnify, reimburse and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any reasonable attorney's fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Lessor's fault or negligence (whether passive or active) or under the doctrine of strict liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of (a) the Aircraft or this Lease, or the breach of any representation, warranty or covenant made by Lessee hereunder, or (b) the condition, manufacture, purchase as a result of the exercise of remedies under this Lease, lease, acceptance under this Lease, rejection under this Lease, possession under this Lease, return under this Lease, disposition or use, or operation of the Aircraft either in the air or on the ground, or (c) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located, or (d) the Operative Agreements and any other transaction, approval, or document contemplated by this Lease or given or entered into in connection herewith; provided, however, that Lessee shall not indemnify any Indemnitee for any Claims set forth in Section
13.5 hereof. Upon payment in full to any party indemnified hereunder of any indemnities contained in this Article 13 by Lessee, Lessee shall be subrogated to all rights and remedies which such indemnified party has or may have against Manufacturers of the relevant Item of Equipment or any other Person. If any Indemnitee or Lessee has knowledge of any Claim for which Lessee is obligated to indemnify under this Article 13, it shall give prompt written notice thereof to Lessee or such Indemnitee, as the case may be, but failure to give such notice shall not relieve Lessee of its obligations hereunder and no payment by Lessee to any Indemnitee pursuant to this Article 13 shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice.

                  13.2. Lessee's Release. Lessee hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time.

                  13.3. Repayment. If an Indemnitee shall obtain a repayment of any Indemnified Amount previously paid to it by Lessee, such Indemnitee shall, so long as there exists no Default or Event of Default, promptly pay to Lessee the amount of such repayment, together with the amount of any interest received by such Indemnitee on account of such repayment.

                  13.4. Timing of Payment. Subject to the provisions of Sections
13.3 and 13.5 hereof, Lessee shall pay directly to each Indemnitee all amounts due under this Article 13 within five (5) Business Days of the receipt of written notice by Lessee from such Indemnitee that such payment is due.

                  13.5. Exclusion. Notwithstanding the foregoing provisions of this Article 13, Lessee shall not be obligated to make any payment by way of indemnity in respect of any Claim against an Indemnitee which (i) results from or arises out of the willful misconduct or gross negligence of such Indemnitee,
(ii) arises out of the period before the Delivery Date or after the Expiration Date and the return of the Aircraft in accordance with the provisions hereof (but, in each case, not arising simultaneously therewith), and (iii) Taxes and other amounts which are indemnified pursuant to Article 10 hereof.

                  13.6. After-Tax Nature of Indemnity. Lessee agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all Taxes (as defined in Article 10 hereof) required to be paid by such Indemnitee with respect to such payment or indemnity under the Laws of any Federal, state or local government or taxing authority in the United States of America, or under the Laws of any taxing authority or governmental subdivision of a foreign country. For purposes of this Section 13.6, calculations made on an after-tax basis shall be made assuming the maximum statutory rates applicable to the recipient for the relevant year, after taking into account deductions attributable to the imposition of other taxes (such as state and local taxes), which would similarly be calculated on the basis of the maximum statutory rates for which such deduction was available for the applicable year.

                  13.7. Survival. The indemnities contained in this Article 13 shall continue in full force and effect notwithstanding the expiration or termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.


                                   ARTICLE 14

                                      LIENS

                  14.1. Permitted Liens. Lessee shall not, directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to this Lease, any Item of Equipment or any interest therein, except (i) the respective rights of Lessor and Lessee as herein provided, (ii) Liens which result from Lessor's own acts or from claims against Lessor not to be paid or indemnified against by Lessee hereunder, (iii) Liens for Taxes not yet due or being contested in accordance with Article 10 hereof and so long as adequate reserves are maintained with respect to such Liens, and (iv) inchoate materialmen's, mechanics', workman's, repairmen's, employees' or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings. Lessee shall not be permitted to contest any Lien if such contest gives rise to a danger of the sale, forfeiture or loss of any Item of Equipment or any interest therein in the course of or as a result of any such proceedings. Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time with respect to any Item of Equipment.

                  14.2. Engine Liens. Notwithstanding anything in this Lease to the contrary, Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to or purchased by Lessee which is subject to a lease, conditional sale agreement, trust indenture or other security agreement that Lessor will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of any such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale agreement, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party. No Engine shall be installed on any airframe unless the lease, conditional sale agreement, trust indenture or other security agreement applicable to such airframe contains a similar acknowledgment on the part of the lessor, conditional seller, indenture trustee or secured party thereunder with respect to the Engines.


                                   ARTICLE 15

                     FAA RECORDATION AND FURTHER ASSURANCES

                  15.1. FAA  Recordation.
                        (a) Lessor shall, at its own expense, cause this Lease and the Lease Supplement to be kept, filed and recorded in the offices of the FAA. Lessee shall, at its own expense, cause any and all additional instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded in the offices of the FAA so far as permitted by applicable Law or regulations. Neither Lessee nor Lessor shall file or record with the FAA any exhibit hereto which specifically states that it will be omitted from the copy of this Lease to be filed and recorded with the FAA.

                  (b) If at any time subsequent to the initial recordation of title under this Lease, any filing or recording is reasonably necessary to protect the interest of Lessor, Lessee, at the cost and expense of the party requesting such action, shall cause this Lease, any financing statements with respect hereto, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed and recorded and to be reexecuted, refiled and re-recorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor hereunder and in the Aircraft or any Item of Equipment. At the reasonable request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing or refiling and recordation or re-recordation. Lessee will cooperate with making any such filing or providing any such opinion which is to be accomplished or furnished in order to protect the interests of Lessor, in each case at Lessor's cost and expense.

                  15.2. Further Assurances. Each party hereto shall, at its respective expense, promptly and duly execute and deliver to the other party such further documents and promptly take such further action not inconsistent with the terms hereof as the other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Lease or to perfect and protect the rights of Lessee and Lessor and, with respect to Lessor, remedies created or intended to be created hereunder.


                                   ARTICLE 16

                           RETURN OF ITEMS AND RECORDS

                  16.1. Time and Place. On the Expiration Date and unless the Aircraft has suffered an Event of Loss, Lessee, at its own expense, shall return the Aircraft with all Items of Equipment and the "Loose Equipment" as specified in the Lease Supplement relating to the Aircraft, Exhibit C and Schedule I to Exhibit B hereto by delivering the same forthwith, to Lessor at such location within the continental United States, as Lessor may request. At the time of return, the Airframe shall have installed thereon the two Engines and shall be in the same interior appointments and configuration as it was in on the Delivery Date with respect thereto, unless modified with Lessor's approval, as set forth in Section 2.4, or otherwise.

                  16.2. Condition. Notwithstanding anything to the contrary herein, Lessee shall return the Aircraft to Lessor in such condition that the Aircraft shall comply with the conditions set forth on Exhibit C hereto. Lessor shall be given ample time and opportunity to inspect the Aircraft, the Aircraft Documents and any other relevant information to insure that the Aircraft has been returned in compliance with the conditions set forth in Exhibit C hereto and shall be entitled to take a two (2) hour acceptance test flight prior to redelivery of the Aircraft at Lessee's sole cost and expense.

                  16.3.  Corrections  and Subsequent  Corrections.  In the event that the Aircraft or any Engine fails upon the return thereof hereunder to conform to any return condition requirement imposed by this Lease and particularly Section 16.2 and Exhibit C hereof, and without prejudice to the right of Lessee to claim that the Aircraft did comply with such return condition requirement, Lessee shall, at the sole option of Lessor, either (i) continue the Lease in effect, including the obligation to pay Basic Rent hereunder, until such time as Lessee brings the Aircraft up to the condition required by Section
16.2 hereof, or (ii) return the Aircraft to Lessor and thereafter reimburse Lessor for all costs reasonably incurred by Lessor to have any such nonconformance corrected, at such time as Lessor may deem appropriate at commercial rates then charged by the Person selected by Lessor to perform such correction. Any direct expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee within thirty (30) days following the submission of a written statement by Lessor to Lessee, identifying the Items corrected and setting forth the expense of such correction. Lessee's obligations to pay such Supplemental Rent shall survive the expiration or termination of this Lease.

                  16.4. Fuel. Upon the return of the Aircraft, Lessor shall measure the quantity of fuel on board the Aircraft. The Aircraft shall be returned with the same amount of fuel on board the Aircraft as on the Delivery Date as set forth on the Lease Supplement. If the quantity of fuel measured is less than the amount of fuel on board the Aircraft on the Delivery Date, Lessee shall reimburse Lessor for the cost of refueling the Aircraft to the same quantity as was on board the Aircraft on the Delivery Date.

                  16.5. Legal Status Upon Return. At the time of the return of the Aircraft, the Aircraft shall be: (i) free and clear of all Liens, (ii) duly certified as an airworthy aircraft by the FAA with a current and valid airworthiness certificate applicable to the Aircraft, (iii) equipped and in full airworthy condition for operation according to all applicable FAA standards (including compliance with the requirements of FAR Part 121 in effect on the Delivery Date) required to allow the Aircraft to be operated for commercial transportation of passengers under applicable rules and regulations of the FAA,
(iv) duly registered in the name of Lessor with the FAA, (v) in full compliance with the Maintenance Program, (vi) in full compliance with all applicable federal aviation regulations and all FAA Airworthiness Directives which by their terms require compliance on or before the Expiration Date and (vii) in compliance with the requirements of FAA Stage III regulations, without waiver or performance restriction.


                                   ARTICLE 17

                                EVENTS OF DEFAULT

                  17.1. Lessee's Defaults. Any one or more of the following events shall constitute an "Event of Default":

                           (a) Lessee  shall fail to make any payment of Rent or
payments required pursuant to Sections 5.7 and Exhibit G hereof when due hereunder and such failure shall continue for three (3) Business Days; or

                           (b) Lessee  shall fail to procure  and  maintain  any
insurance required by Article 12 hereof or shall operate the Aircraft outside the scope of the insurance coverage maintained with respect to the Aircraft or the Aircraft shall be operated by an entity other than Lessee; or

                           (c) Lessee  shall  fail to comply  with  Section  3.5
hereunder relating to the Security Deposit or the letter of credit issued pursuant thereto shall have been withdrawn or shall expire and such letter of credit shall not have been replaced within five (5) Business Days; or

                           (d)  Lessee  shall  fail to  accept  delivery  of the
Aircraft pursuant to Section 2.1 hereunder; or

                           (e)  Lessee  shall  fail to comply  with  Section  14
hereunder relating to Permitted Liens; or

                           (f)  Lessee  shall  fail to perform or observe in any
material respect any of the covenants, conditions or agreements performed or observed by it under Article 5 (except payments required pursuant to Section 5.7 and Exhibit G hereof) or 16 hereof and such failure shall continue for a period in excess of ten (10) Business Days after written notice thereof is given by Lessor to Lessee of such failure; or

                           (g) Lessee  shall  fail to perform  or observe in any
material respect any other of the covenants, conditions, or agreements to be performed or observed by it hereunder and such failure shall continue for a period in excess of thirty (30) days after written notice thereof is given by Lessor to Lessee of such failure; or

                           (h) Any  representation  or  warranty  made by Lessee
herein, in any other Operative Agreement or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall prove to have been incorrect in any material respect when made; or

                           (i) Lessee voluntarily suspends  substantially all of
its airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee are revoked, canceled or otherwise terminated, or if the operation specifications of the Lessee are surrendered to the FAA or otherwise withdrawn or suspended, or Lessee ceases to be an air carrier holding a certificate issued under ss. 44705 of the Transportation Act, or as a result of any of the foregoing the preponderant business activity of Lessee shall cease to be that of a passenger carrier; or
                           (j) (i) Lessee shall commence any case, proceeding or
other action (A) under any existing or future Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Lessee shall make a general assignment for the benefit of its creditors, or (ii) there shall be commenced against Lessee any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days, or (iii) there shall be commenced against Lessee any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) Lessee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above, or (v) Lessee shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                           (k)  Lessee  shall  default  in  the  payment  of any
obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft which has an aggregate principal amount or lease payment of Five Hundred Thousand Dollars ($500,000) or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance, and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal option not yet exercised)) when the same becomes due if the effect of such nonpayment is to cause or allow an acceleration of such indebtedness, and such default in payment shall continue for a period of thirty (30) days; or Lessee shall default in the performance of any other term, agreement or condition contained in any material agreement or instrument under or by which any such obligation is created, evidenced or secured, if such default results in the acceleration of such obligation; or

                           (l) A final  judgment  for the  payment  of money not
covered by insurance in excess of Two Hundred Fifty Thousand ($250,000), or final judgments for the payment of money not covered by insurance in excess of One Million Dollars ($1,000,000) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which (i) execution thereof shall not be effectively stayed by agreement of the parties involved, or stayed by court order or the pendency of an appeal or (ii) execution thereof shall not be adequately bonded or (iii) attachments or other Liens, except for security interests permitted hereunder, shall be asserted against Lessee's interest in the Aircraft or this Lease; or

                           (m)  Lessee  shall  default  in  the  performance  or
observance of any covenant, term or condition contained in any Related Transaction and (i) shall not have caused such default to be cured within any applicable grace period provided by the applicable documents, and (ii) the effect of such default is to cause (after notice or lapse of time or both), or to permit the lessor or secured party under such Related Transaction to terminate such Related Transaction; or

                           (n) Lessee  shall  fail to  provide  in any  material
respect the information to be provided by it pursuant to Section 6.3 hereof and such failure shall continue for a period in excess of three (3) days after written notice thereof is given by Lessor to Lessee of such failure; or

                           (o)  Lessee  shall at any time fail to  maintain  the
Items of Equipment in an airworthy condition, not promptly take an action necessary to, or shall not promptly correct any discrepancy which renders the Aircraft or any Item of Equipment unairworthy, or the certificate of airworthiness with respect to the Aircraft shall have expired or shall have been withdrawn; or

                           (p) This Lease shall cease to be or shall be asserted
by Lessee not to be, valid and binding on and enforceable against Lessee or shall cease to be in full force and effect for any reason as a result of any action or inaction of Lessee or Lessee shall have repudiated its obligations hereunder.

                  Lessee hereby acknowledges that the occurrence of any one of the foregoing Events of Default would represent a material default in the performance of its obligations under this Lease.


                                   ARTICLE 18

                               RIGHTS AND REMEDIES

                  18.1. Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option and without notice to Lessee, declare this Lease to be in default and at any time thereafter, Lessor may exercise one or more of the following remedies as Lessor, in its sole discretion, shall elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of, applicable Law then in effect:

                           (a) Demand  that  Lessee,  and Lessee  shall upon the
written demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor in the manner specified in such notice, in which event such return shall not be delayed for purposes of complying with the return conditions specified in Section 16 hereof (none of which conditions shall be deemed to affect Lessor's right to possession of the Aircraft) or delay for any other reason. Notwithstanding the foregoing, at Lessor's option, Lessee shall be required thereafter to take such actions as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof and Lessor agrees to cooperate with Lessee's required actions. In addition, Lessor, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and/or any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct. Notwithstanding anything herein to the contrary, Lessor may institute any proceeding at law or equity.

                           (b) Sell at  private  or public  sale,  as Lessor may
determine, or hold, use, operate or lease to others the Aircraft and the Aircraft Documents as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee. At any public sale of the Aircraft, Aircraft Documents, Airframe, Engine or any Part, Lessor may bid for and purchase such property.

                           (c) Whether or not Lessor  shall have  exercised,  or
shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) of this Section 18.1, Lessor, by fifteen (15) days written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date reasonably specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due for the period commencing after the date specified for payment in such notice), any unpaid Rent or Maintenance Reserves for the Aircraft (prorated in the case of Basic Rent on a daily basis) to and including the payment date specified in such notice, plus the amount, if any, by which the aggregate Basic Rent for the remainder of the Term, discounted periodically (equal to installment frequency) to present worth at the interest rate of four percent (4%) per annum, exceeds the fair market rental value (determined pursuant to the Appraisal Procedure, as defined below) of the Aircraft for the remainder of the Term, after discounting such fair market rental value periodically (equal to installment frequency) to present worth as of the payment date specified in such notice at the interest rate of four percent (4%) per annum; provided, however, that if prior to issuance of such written notice by Lessor to Lessee, Lessor leases the Aircraft to a third party for the remainder of the Term, for an amount which exceeds such fair market rental value as so determined then such amount shall be utilized in lieu of such fair market value in making the foregoing calculation with respect to the Aircraft.

     For purposes of this Section 18.1(c), "Appraisal Procedure" shall mean the following procedure for determining the "fair market rental value" of the Aircraft. "Fair market rental value" shall mean the value determined by an appraisal completed on an "as is" and "where is" basis. Lessor shall select an internationally recognized independent aircraft appraiser, such as Avitas, Avmark or B.K. Associates, who shall make a determination of fair market rental value. The fees and expenses of the appraiser shall be paid by Lessee.

                           (d) In the event  that  Lessor,  pursuant  to Section
18.1(b) above, shall have relet the Aircraft under a lease which extends at least to the date upon which the Term would have expired but for Lessee's default, Lessor, in lieu of exercising its rights under Section 18.1(c) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft due after the time of reletting) any unpaid Rent and Maintenance Reserves for the Aircraft due up to the date of reletting, plus the amount, if any, by which the aggregate Basic Rent would have become due over the Term, discounted periodically (equal to installment frequency) to present worth as of the date of reletting at the interest rate of four percent (4%) per annum, exceeds the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of the reletting at the interest rate of four percent (4%) per annum.

                           (e) Proceed by  appropriate  court  action or actions
either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease.

                           (f)  Terminate  this Lease by written  notice,  which
notice shall be effective upon dispatch, and repossess the Aircraft and Aircraft Documents.

                           (g)  Keep and  set-off  all  amounts  paid as the "D"
Check Airframe Reserve, the Engine Reserves, the Engine Life Limited Parts Reserves, the Landing Gear Reserve and any other amounts held by Lessor hereunder, or under any other Operative Agreement, all as liquidated damages and not as a penalty.

                  18.2. Further Rights. In addition to the foregoing, Lessee shall be liable during or after the exercise of any of the aforementioned remedies for any and all accrued and unpaid Rent and Maintenance Reserves, together with interest on such unpaid amounts at the Past Due Rate, and for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default (whether or not litigation is commenced) or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any Item of Equipment in accordance with the terms of Article 16 hereof or in placing such Item in the condition and with airworthiness certificates as required by said Article, subject to the provisions of Section 16.3.

                  18.3.  Remedies  Cumulative.  No  remedy  referred  to in this
Article 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

                  18.4.  Concerning Remedies.
                           (a) In effecting any repossession  of  the  Aircraft,
the Aircraft Documents, the Airframe, an Engine or a Part, Lessor and its representatives and agents, to the extent permitted by Law, shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Aircraft Documents, the Airframe, an Engine or any Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or any Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee or any third party which was on the Aircraft at the time Lessor repossessed the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or any Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Aircraft Documents, the Airframe, an Engine or any Part on any premises owned by Lessee or under Lessee's control; and (v) have the right to obtain a key to any premises at which the Aircraft, the Aircraft Documents, the Airframe, an Engine or any Part may be located from the landlord or owner thereof.

                           (b)  If reasonably required by Lessor, Lessee, at its
sole expense, shall assemble and make the Aircraft, the Airframe, each Engine or any Part available at a place designated by Lessor in accordance with Article 16 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Aircraft Documents, the Airframe, an Engine or any Part, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all reasonable expenses, disbursements, costs and fees incurred in
(i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or any Part to the condition required by Article 16 hereof, and (ii) preparing the Aircraft, the Airframe, an Engine or any Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or any Part and selling or releasing the Aircraft, the Airframe, an Engine or any Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or any Part to the condition required by Article 16 hereof, all at Lessee's sole expense.

                           (c) If Lessor is  required  to give  prior  notice to
Lessee of any of the foregoing acts, Lessee hereby covenants and agrees that a notice sent to it by Lessor in writing in the manner set forth in Section 19.2 hereof, at least ten (10) days before the date of any such act shall be deemed to be reasonable notice of such act.


                                   ARTICLE 19

                                  MISCELLANEOUS

                  19.1.  Construction,  Applicable  Law;  Jurisdiction.
                           (a) Any  provision  of this Lease which is prohibited
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties to this Lease shall use their best efforts to substitute for such void provision a valid, legal and enforceable provision which will approach as closely as possible the intention of such void provision. To the extent permitted by Law, Lessee hereby waives any provisions of Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. The headings and captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. Reference to this Lease shall mean this Lease as amended or supplemented from time to time.

                           (b) THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED  BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                           (c) Lessee hereby irrevocably consents that any legal
action or proceeding against it or any of its assets with respect to this Lease may be brought in any jurisdiction where Lessee or any of its assets may be found, or in any court of the State of New York or any Federal Court of the United States of America located in New York, New York, United States of America, or both, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts. Lessee irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to Lessee at its address set forth in
Section 19.2 hereof. The foregoing, however, shall not limit the right of Lessor to serve process in any other manner permitted by Law or to bring any legal action or proceeding or to obtain execution of judgment in any jurisdiction. Lessee further agrees that final judgment against Lessee in any action or proceeding in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of Lessee's indebtedness. Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which Lessee may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum.

                  19.2. Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally, when telexed or telecopied, when deposited with an overnight courier service, or, if deposited in the United States mail, when received, addressed as follows:

                  If to Lessee:     Frontier Airlines, Inc.
                                    12015 East 46th Avenue, Suite 200
                                    Denver, Colorado  80239-3116
                                    Attn:  Director, Aircraft Management
                                    Telecopy No.  (303) 371-7007

                                    With a copy to the General Counsel
                                    Telecopy No. (303) 371-9669

                  If to Lessor:     C.I.T. Leasing Corporation
                                    c/o The CIT Group/Capital
                                    Finance, Inc.
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Attn:   Al Oliver
                                            Vice President
                                            Telecopy No. (212) 536-9401

                                    With a copy to the General Counsel
                                    Telecopy No. (212) 536-1388

or to such other address as any party may designate for itself by written notice to the other party.

                  19.3. Lessor's Right to Perform. If Lessee fails to perform any of its obligations hereunder, Lessor may (but shall not be obligated to) discharge such obligation, and the amount of the expenses of Lessor incurred in connection with such discharge shall be payable by Lessee upon demand, together with interest at the Past Due Rate from the date such expenses were incurred.

                  19.4. Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart which has been marked "Original" on the signature page thereof. All counterparts other than the "Original" shall be marked "Duplicate" or "Duplicate Original."

                  19.5. Assignment by Lessor. Lessor, at Lessor's expense, shall have the absolute right to transfer or assign to any Person, firm, corporation or other entity any or all of Lessor's rights, obligations, benefits and interests under this Lease, including, without limitation, the right to receive Rent and Maintenance Reserves or any other payment due under this Lease, the right to transfer or assign title to any Item of Equipment or to transfer or assign the right to purchase any Item of Equipment and the right to make all waivers and agreements, to give all notices, consents and releases, to take all action upon the occurrence of any Event of Default, or to do any and all other things which Lessor is or may become entitled to do under this Lease; provided, however, that Lessee acknowledges that, if Lessor should sell or transfer to a third party all of Lessor's interest under this Lease and in the Items of Equipment, Lessor shall thereupon be relieved of all of its obligations hereunder and Lessor's transferee shall succeed to all of Lessor's rights, interests and obligations under this Lease as though Lessor's transferee had been the initial lessor hereunder; provided, however, that, in the event of a transfer or assignment of a security interest in any Item of Equipment, Lessor shall remain liable hereunder. Any assignment, pledge or other conveyance, for security or otherwise, of this Lease by Lessor shall be subject to Lessee's rights under this Lease and shall not be effective unless and until Lessee shall have been given notice of such assignment identifying the assignee or transferee hereof and Lessee shall have received confirmation in writing, reasonably acceptable to Lessee, that such transferee accepts all responsibilities of Lessor under this Lease, including but not limited to, confirmation of Lessee's right to quiet enjoyment of the Aircraft as set forth in Section 19.11 hereof. Any assignment by Lessor shall be made subject to the assignee's agreement to maintain all Maintenance Reserves in one or more escrow accounts unless otherwise expressly agreed by Lessee. The agreements, covenants, obligations and liabilities contained herein, including, but not limited to, all obligations to pay Rent and Maintenance Reserves and indemnify an Indemnitee are made for the benefit of each Indemnitee and their respective successors and assigns.

                  19.6. Survival. The representations, warranties, covenants, agreements and indemnities of Lessee set forth in this Lease, and Lessee's obligations hereunder, shall survive the Expiration Date to the extent required for full performance and satisfaction thereof.

                  19.7. Entire Agreement. This Lease (including all Exhibits hereto), each Lease Supplement executed pursuant hereto and the other Operative Agreements constitute the entire agreement between Lessor and Lessee regarding the Aircraft and there are no other prior or contemporaneous written or oral understandings between Lessor and Lessee with regard to the subject matter hereof and thereof.

                  19.8. Successors and Assigns. This Lease shall be binding on and shall inure to the benefit of Lessee, Lessor and their respective successors and permitted assigns.

                  19.9. Brokers. Lessee and Lessor each agree to indemnify and hold each other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft; provided, however, that Lessee or Lessor, as the case may be, shall be solely responsible for all claims, suits, damages, costs and expenses asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever, where such agent, broker or third party was retained by Lessee or Lessor, as the case may be.

                  19.10. Transaction Costs. Whether or not the transactions contemplated hereby are consummated, each party hereto agrees to pay its own costs and expenses incurred in connection with the preparation, execution and delivery of this Lease and any other documents delivered in connection herewith, including without limitation the fees, expenses and disbursements of legal counsel to such party. In addition, Lessor agrees to pay the attorneys' fees, expenses, and disbursements of the counsel identified in Section 2.3(8). Each of Lessor and Lessee agrees to pay the reasonable costs and expenses of the other party incurred in connection with the entering into or giving or withholding of any future waiver, supplement or amendment or other action with respect to the Lease or any other document delivered in connection therewith that it may request, except that from and after (i) the occurrence and continuation of an Event of Default, or (ii) the filing by or against Lessee of a petition under Chapter 7 or Chapter 11 of the United States Bankruptcy Code or any other circumstances described in Section 17.1(j) hereof, all of such costs shall be borne by Lessee irrespective of whether such costs are incurred after the commencement or inception of any such filing or the occurrence of any other circumstance described in Section 17.1(j) hereof and whether or not litigation is commenced with respect thereto.

                  19.11.  Quiet  Enjoyment.  Lessor covenants that so long as an
Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft and all rents, revenues, profits and income thereto, without interference by Lessor or by any Person lawfully claiming by or through Lessor; provided, however that Lessor and prospective purchasers and lessees may inspect the Aircraft and Aircraft Documents at their own expense as long as such inspection does not unreasonably interfere with Lessee's operation or maintenance of the Aircraft.

                  19.12. Time Is of the Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

                  19.13. Confidentiality. Lessee and Lessor agree to and shall keep confidential this Lease and the terms hereof, all Aircraft Documents and other data or materials relating to the Aircraft supplied to Lessee by Lessor, or at the request of Lessor, hereunder and will not disclose, transfer or otherwise impart any such information to any other Person, except (i) as may be required by Law or pursuant to any litigation, (ii) to its affiliates, permitted assigns, officers, executives, employees and agents, (iii) to its financial, accounting or legal advisors who are under a duty to or agree to hold such information confidential, or (iv) with respect to any information which is generally available to the public at the time of disclosure.

                  19.14. DISCLAIMER OF CONSEQUENTIAL DAMAGES. LESSEE AND LESSOR EACH AGREE THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OR LESSEE, AS THE CASE MAY BE, OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR OR LESSEE, AS THE CASE MAY BE, CONTAINED IN THIS LEASE.

                  19.15. Tax Treatment. Lessor and Lessee acknowledge that this Lease is to be treated as a lease for Federal income tax purposes.

                  19.16 Waiver of Jury Trial. LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

                  19.17. Dating. Although this Lease is dated for convenience and for the purpose of reference as of the date first set forth above, this Lease shall be effective on the latest date of execution by the parties hereto.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed by their authorized officers as of the date first above written.


                                            C.I.T. LEASING CORPORATION,
                                            Lessor


                                            By:______________________________

                                            Title:___________________________


                                            FRONTIER AIRLINES, INC.,
                                            Lessee


                                            By:______________________________

                                            Title:

                                    EXHIBIT A
                                       to
                            AIRCRAFT LEASE AGREEMENT

                       DESCRIPTION OF AIRCRAFT AND ENGINES


1. One Boeing 737-3L9 Aircraft bearing FAA Registration Number N312FL and Manufacturer's serial number 24569, together with two (2) CFM56-3B2 engines, bearing Manufacturer's serial numbers 725373 and 724422, respectively.

                                    EXHIBIT B
                                       to
                            AIRCRAFT LEASE AGREEMENT

                            FORM OF LEASE SUPPLEMENT


                  THIS LEASE SUPPLEMENT dated _________ __, 1999 (this "Lease Supplement"), between C.I.T. LEASING CORPORATION, as Lessor ("Lessor"), and FRONTIER AIRLINES, INC., as Lessee ("Lessee").


W I T N E S S E T H :

                  WHEREAS, Lessor and Lessee have heretofore entered into that certain Aircraft Lease Agreement, dated as of April 16, 1999 (the "Lease"), which provides for the execution and delivery of a Lease Supplement in substantially the form hereof for the purpose of leasing the Items of Equipment in accordance with the terms thereof;

                  NOW, THEREFORE, in consideration of the premises, and pursuant to Article 2 of the Lease, Lessor and Lessee hereby agree as follows:

                  1. All capitalized terms used herein which are defined in the Lease shall have, for all purposes hereof, the respective meanings given them in the Lease.

                  2. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor under the Lease, as hereby supplemented, the Items of Equipment as follows:

                           A. Aircraft: One (1) Boeing 737-3L9 Aircraft consisting of the following:

                                    (i)     Airframe Registration No. N312FL
                                            Manufacturer's Serial No. 24569

                                    (ii)    Engines:  Two (2) CFM56-3B2  engines
                                            (each  of which  engines  has 750 or
                                            more rated takeoff horsepower or the
                                            equivalent  thereof),  installed  on
                                            said       Airframe,        bearing,
                                            respectively,      the     following
                                            Manufacturer's Serial Nos.:

                                            Engine            Manufacturer's
                                            Position             Serial No.
                                               1                 725373
                                               2                 724422

                                    (iii)   Other Equipment and Manuals:
                                            Such  other  Equipment  (if any) and
Manuals as are described in Appendix I hereto.

                           B.       Maintenance Status:

                                    (i)     Airframe:

                                            Total Airframe Hours:   22,040

                                            Total Airframe Cycles:  21,111

                                    (ii) Engines:

                                            Position 1

                                            Manufacturer's Serial No.:  725373

                                            1.       Total Hours:   19,423

                                            2.       Total Cycles:  18,767

                                            Position 2

                                            Manufacturer's Serial No.:  724422

                                            1.       Total Hours:   17,117

                                            2.       Total Cycles:  17,113

                  Lessee confirms that the Items of Equipment have been examined by its duly appointed and authorized representatives and the Aircraft Documents conform to the information set forth above.

                  3. The Delivery Date of the Items of Equipment is the date of this Lease Supplement, as set forth in the opening paragraph hereof, and the Items of Equipment are hereby delivered and accepted on such date at _____ a.m. ____________________ Time at __________________.

                  4. The term "Insured Value" for the Aircraft shall be as set forth on Exhibit H to the Lease.

                  5. The amount of fuel on board the Aircraft at the time of delivery is _____________________.

                  6. Lessee hereby confirms to Lessor that (i) the Aircraft and each Engine installed thereon or belonging thereto have been duly marked in accordance with the terms of Section 5.6 of the Lease, (ii) Lessee has accepted the Aircraft for all purposes hereof and of the Lease, (iii) Lessee has inspected the Aircraft and the Aircraft satisfies all of the delivery conditions set forth in the Lease (including, without limitation, those set forth on Exhibit I to the Lease), (iv) the information set forth herein and on Appendix 1 hereto pertaining to the Aircraft are correct as of the date hereof, and (v) this Lease Supplement has been duly executed and delivered by Lessee.

                  7. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

                  8. This Lease Supplement may be executed in any number of counterparts, each of which counterparts, except as otherwise provided in
Section 19.4 of the Lease, shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same Lease Supplement.

                  9. THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                  IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed by their authorized officers on the date first above written.

                                            C.I.T. LEASING CORPORATION,
                                            Lessor



                                            By:_________________________________

                                            Title:______________________________



                                            FRONTIER AIRLINES, INC.,
                                            Lessee



                                            By:_________________________________

                                            Title:______________________________

                                   APPENDIX I
                                       TO
                                LEASE SUPPLEMENT

A.  AVIONICS INVENTORY1


MAJOR AVIONICS EQUIPMENT           QTY         P/N                    MODEL

Marker Receiver                    1           522-2996-018           5124

Dual VHF Nav Receiver              2           822-0761-001           51RV-4B

Transceiver Rad Alt                2           622-3890-021           860F-4

Tape Reproducer                    1           RDAX 7308-D1

SELCAL Decoder                     1           N1401C

Transceiver Weather Radar          1           622-132-106

GPW Computer                       1           965-0648-004

DME Transceiver                    2           622-2921-006           860E-5

ATC Transponder                    2           622-7878-201           TPR720

ADF Receiver                       2           777-1492-005           51Y-7

Flight Manage Comp                 1           168925-06-001          U5-OE

HF Transceiver                     1           622-5377-001           D5722

VHF Transceiver                    2           622-5219-004           VHF 700

Cockpit Voice Recorder             1           93A100-80

Flight Data Recorder               1           980-4100DXUN

Flight Data Acquisition Unit       1           ED41A210

                                   APPENDIX I
                                       TO
                                LEASE SUPPLEMENT

B.  MANUALS INCLUDED WITH AIRCRAFT2

                                   APPENDIX I
                                       TO
                                LEASE SUPPLEMENT

C.       LOOSE EQUIPMENT3


Item Description                                                      Quantity

                                   APPENDIX I
                                       TO
                                LEASE SUPPLEMENT

D.       COMPONENTS MAINTAINED ON HARD TIME4

Part                                                              Time Remaining
No.               Nomenclature             Interval               To Overhaul

                                    EXHIBIT C
                                       to
                            AIRCRAFT LEASE AGREEMENT

                          RETURN CONDITION REQUIREMENTS


                  In addition to the requirements set forth in Article 16 of the Lease, on or before the Expiration Date, or earlier termination of the Lease, Lessee, at Lessee's expense, shall return the Aircraft to Lessor, at any airport in the continental United States as selected by Lessor, and in compliance with all of the following provisions:

GENERAL

                  (1) The Aircraft shall be airworthy and have therefore been maintained and operated in accordance with Articles 5 and 9 of the Lease with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by Lessee.

                  (2) The Aircraft exterior shall be washed and the interior shall be clean. The cockpit shall be clean with paint and placards in good condition.

                  (3) The Aircraft shall have installed the full complement of Engines (as used herein the term "Engines" includes engines for which title will be transferred to Lessor pursuant to Article 11 of the Lease) and other Items of Equipment as would remain installed on the Aircraft were Lessee to continue operating the same in continued regular passenger service, each such Item functioning in accordance with its intended use.

                  (4) The Aircraft shall comply with the Manufacturer's original FAA approved type certificate specifications, as revised up to the Expiration Date, together with any modifications installed in accordance with supplemental type certificates approved by the FAA and acceptable to Lessor.

                  (5) The Aircraft, Engines, Landing Gear, APU, and Parts (appliances) shall comply with all applicable FARs and Airworthiness Directives affecting such model aircraft, engines, landing gears, auxiliary power units, and parts (appliances) which by their terms require compliance on or before the Expiration Date, notwithstanding any waiver, deviation or time extension obtained by Lessee from the FAA or otherwise. Any alternate method of compliance obtained by Lessee to comply with any AD shall have been approved by the FAA without restriction or limitation, and shall be acceptable to the FAA for use by any other operator of the Aircraft.

                  (6) The Aircraft shall have a current and effective FAA certificate of airworthiness and shall comply with all FAR requirements for passenger operation as a transport category commercial aircraft in accordance with all applicable FARs, including without limitation FAR Part 121.

                  (7) Cockpit windows shall have no crazing or delamination that exceed maintenance manual allowable limits, and passenger compartment windows shall have no crazing . All equipment and furnishings in the interior of the Aircraft which are defective, damaged, or excessively worn shall be repaired or replaced by Lessee.

                  (8) The Aircraft shall have no leakage of fuel, oil, hydraulic fluid, or water.

                  (9) The Aircraft and Engines shall be in compliance with all Manufacturer's service bulletins issued at the time of return, to the same extent that Lessee has accomplished such service bulletins on similar model aircraft and engines of the same manufacture in Lessee's fleet, without discrimination.

                  (10) The Aircraft (including each Engine, Landing Gear, APU, and Part) shall not have any open, deferred or placarded maintenance items or Watch Items, nor shall they have any Flight Hour, Cycle, or calendar time extensions, waivers, or non-transferable alternate methods of compliance.

                  (11) At the end of the Term, upon the request of Lessor, Lessee shall obtain an Export Certificate of Airworthiness for the Aircraft for export to such country as designated by Lessor. Lessor shall be responsible for the cost of modifying the Aircraft to comply with the import requirements of such other country.

                  (12) Prior to the Expiration Date, all repairs accomplished during the Term of a temporary or interim nature, including repairs using blind fasteners (except to the extent that the use of blind fasteners is considered a permanent repair in accordance with the Manufacturer's structural repair manual for the Aircraft) and those requiring repetitive inspections or future upgrading, shall be upgraded to a permanent repair and all external doublers (scab patches) installed during the Term (except to the extent that installation of a doubler is the only approved repair or where a flush repair is not practical due to inaccessibility of the area), shall be replaced with flush repairs, all in accordance with the applicable Manufacturer's maintenance manual, structural repair manual, or other FAA approved data.

                  (13) Lessee shall deliver to Lessor, at no cost to lessor, all service bulletin kits furnished without charge by a Manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation provided with such kits. In the event such installation kits were purchased or manufactured by Lessee, Lessor shall have the exclusive right to purchase such kits at Lessee's Actual Cost for a period of one hundred eighty (180) days after return of the Aircraft and the non-exclusive right to purchase such kits thereafter.

AIRFRAME

                  (1) Lessee shall provide documentation evidencing full compliance with the Manufacturer's recommended corrosion prevention and control program ("CPCP"), or such other corrosion prevention and control program approved by the FAA for the Aircraft.

                  (2) The Aircraft shall be returned fresh from Lessee's next due "C" Check pursuant to Lessee's Maintenance Program which shall include all structural inspection requirements which would require accomplishment within 3,500 Flight Hours or Cycles, or within 15 calendar months after the Expiration Date, and with all discrepancies permanently repaired. The "C" Check shall include all lesser Checks. Lessee shall give Lessor not less than ten (10) days prior written notice of the commencement date of such "C" Check. During the performance of such "C" Check, Lessor shall be entitled to have representatives present in order to verify that such "C" Check complies with the requirements set forth herein.

                  (3) The time remaining to the next scheduled Airframe block overhaul ("D" Check, or an equivalent Check in the event the Maintenance Program uses different terminology) shall not be less than fifty percent (50%) of the allowable time (Flight Hours, Cycles, and calendar time) between such scheduled block overhauls.

                  (4) Each of the Time Controlled Parts (excluding those which are internal Engine Parts and internal Landing Gear Parts (as delineated in the Boeing 737-300 MPD) but including any Life Limited Parts) on (i) the Aircraft,
(ii) the Engines and (iii) the Landing Gear, shall have remaining the same amount of time (whether Flight Hours, Cycles or calendar time) with respect to its next regularly scheduled overhaul, restriction, or other required maintenance, as was remaining on the Delivery Date. In the event any of the Time Controlled Parts fail to meet the requirements set out in the preceding sentence, either Lessee or Lessor shall pay to the other party a financial adjustment for any such Time Controlled Part as determined by the following formula:

                           FA = TRD -- TRR  x CO
                                             TBO

                  Where

                           FA = Financial adjustment to be paid pursuant to this Section. The financial adjustment shall be paid by Lessee to Lessor if the value for FA is determined to be positive in accordance with the formula set out above. The value of the financial adjustment shall be paid by Lessor to Lessee if the value for FA is determined to be negative in accordance with the formula set out above.
                           TRD = Time remaining at the Delivery Date to the next regularly scheduled overhaul, restriction, or other required maintenance, for the applicable Time Controlled Part.
                           TRR = Time remaining at the date of return of the Equipment to the next regularly scheduled overhaul,
                                            restriction,   or   other   required
                                            maintenance, for the applicable Time
                                            Controlled Part.
                           TBO = Average time between regularly scheduled overhauls, restrictions, or other  required  maintenance  for
                                            the applicable Time Controlled Part.
                           CO = Average cost of the overhaul, restriction, or other required maintenance for the applicable Time Controlled Part.

INTERIOR

                  (1) The Aircraft, shall be in the same configuration (including, but not limited to, interior seating configuration, galleys and lavatories) as when such Aircraft was originally delivered to Lessee hereunder, unless otherwise consented to by Lessor, in its sole discretion.

ENGINES AND APU

                  (1) Immediately prior to the return of the Aircraft, which shall be after the redelivery flight for the Aircraft, Lessee shall accomplish a complete hot and cold section borescope inspection of each Engine and the APU, to be performed at Lessee's expense by Lessee's representative or an agency of Lessee's choosing, in accordance with the Manufacturer's maintenance manual. All defects discovered as a result of such inspections, which exceed the maintenance manual allowable limits for an installed engine or APU, as applicable, shall be corrected at Lessee's expense. Any defect that requires reinspection prior to the next full "C" Check or 3,500 Flight Hours, whichever is greater, shall be considered a Watch Item and shall be corrected at Lessee's expense.

                  (2) Each Engine shall have (i) a minimum of 3,000 Cycles remaining to its next scheduled removal, and (ii) a maximum of 3,000 Flight Hours accumulated since its most recent Engine restoration shop visit. The average of the life remaining for all of the Life Limited Parts in each Engine shall not be less than 50% of the average of the total allowable life for such Engine Life Limited Parts, provided, however, that no individual Life Limited Part shall have less than 3,000 Cycles remaining to its respective life limit.

                  (3) Each Engine shall be capable of developing full rated take-off power at the critical maximum outside air temperature without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed, etc.) as per the Manufacturer's specifications. A full take-off power engine run-up shall be performed in the presence of Lessor's representatives immediately prior to the return of the Aircraft, in accordance with the performance test in the maintenance manual, or other comparable test (as agreed to by Lessor), using temperature corrected charts. Each Engine shall have a minimum of 20(degree) EGT margin and the test results shall not exceed the corrected limits in the charts for any parameter.

                  (4) The APU of the Aircraft shall be in serviceable condition.

INSPECTION

                  (1) On, or immediately prior to the Expiration Date, Lessee shall perform a redelivery check flight of the Aircraft of not more than two (2) hours duration with Lessor's representatives on board, who will determine which systems shall be operated. All discrepancies found during such check flight which exceed maintenance manual allowable limits shall be corrected by Lessee at Lessee's expense. Lessee shall be responsible for all expenses associated with such flight and shall furnish the necessary crews and fuel.

                  (2) Lessor shall inspect the Aircraft and Aircraft Documents (the "Final Inspection") prior to the Expiration Date. The Final Inspection will occur during the "C" Check required pursuant to this Exhibit C and shall include the opening or removal of panels as reasonably required by Lessor, and access to all compartments and bays. All discrepancies discovered during such Final Inspection which exceed maintenance manual allowable limits shall be permanently repaired by Lessee. Lessor shall be given the opportunity to conduct all activity necessary to verify that the Aircraft complies with the requirements set forth herein. The Final Inspection of the Aircraft Documents shall commence on a date as mutually agreed by Lessor and Lessee. To the extent that any repairs to the Aircraft, or correction of discrepancies found in the Aircraft Documents, extend beyond the Expiration Date, the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder continued on a daily basis until the Final Inspection and repairs or corrections have been satisfactorily concluded.

                  (3) All Aircraft Documents and other current and historical records delivered with the Aircraft on the Delivery Date, and all other Aircraft Documents acquired or prepared by Lessee during the Term shall be returned with the Aircraft. Notwithstanding anything to the contrary herein, (i) to the extent any maintenance tasks have been repeated, Lessee shall only be required to retain, and include in the Aircraft Documents to be returned to Lessor at the Expiration Date, the most recent Aircraft Records with respect to each such repetitive task and (ii) to the extent log books document maintenance performed on the Aircraft, such log books shall be required to be retained (and included in the Aircraft Documents to be returned to Lessor at the Expiration Date) for a period of twelve (12) months, or the time period required by the Aeronautics Authority, whichever is greater. All discrepancies found in the Aircraft
Documents shall be corrected, and any missing Aircraft Documents shall be reconstructed by Lessee at Lessee's sole cost and expense prior to the return of the Aircraft. All Aircraft Documents shall be in the English language. In the event any Aircraft Documents are not provided to Lessor or are not in the English language, on the Expiration Date, the Aircraft shall be deemed not to meet the return conditions and the Term shall be deemed to have been automatically extended, and the obligation to pay Rent hereunder continued on a daily basis until the final inspection and corrections have been satisfactorily concluded.

                  (4) All Aircraft and Engine systems (including galleys, passenger and cargo compartments) shall be fully operational for their intended functions. Lessor shall operationally check all systems prior to the return of the Aircraft and all defects found shall be permanently repaired by Lessee, at Lessee's expense prior to return of the Aircraft.

                  (5) In the event the Aircraft has been maintained on a maintenance program other than an FAA approved maintenance program, Lessee, at Lessee's expense, shall cause the Aircraft to be bridged onto an FAA approved maintenance program, or onto the Manufacturer's recommended maintenance program in accordance with the Maintenance Planning Data Document (MPD), or its equivalent.

                                    EXHIBIT D
                                       to
                            AIRCRAFT LEASE AGREEMENT

                            LESSEE'S COUNSEL OPINION

                        [Letterhead of Lessee's Counsel]


                             [Date of Delivery Date]

C.I.T. Leasing Corporation
1211 Avenue of the Americas
New York, New York  10036

Re: Aircraft Lease Agreement dated as of April 16, 1999 between C.I.T. Leasing Corporation, as Lessor, and Frontier Airlines, Inc., as Lessee, Relating to the Lease of One Boeing 737-300 Aircraft, Manufacturer's Serial No. 24569 and U.S. Registration No. N312FL

Dear Sirs:

                  I act as General Counsel for Frontier Airlines, Inc., a corporation duly organized and validly existing under the laws of the State of Colorado. I have reviewed the Aircraft Lease Agreement dated as of April 16, 1999 (the "Lease") between Lessee and C.I.T. Leasing Corporation (the "Lessor"). Except as otherwise defined herein, the terms used herein shall have the meanings set forth in the Lease.

                  You have requested that I render an opinion in connection with the transactions governed by the Lease. I have examined originals or copies, certified or otherwise identified to my satisfaction of such documents, corporate records and other instruments as I have deemed necessary or advisable and have relied upon such representations of officers and employees of the Lessee as I have considered reasonable, prudent and advisable for the purpose of rendering this opinion. I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies or facsimiles.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, is duly qualified to hold property and to transact business as a company and is duly qualified to carry on business in each jurisdiction in which it conducts business and has full power and authority to carry on its business as presently conducted, to hold property under lease and to enter into and to perform its obligations under the Lease, as supplemented by the Lease Supplement, and each other document related thereto to which the Lessee is a party. The Lessee is a "Certificated Air Carrier" within the meaning used by the Transportation Act, as amended, operating pursuant to a certificate issued under such Act.

                  2. The execution, delivery and performance by the Lessee of the Lease and Lease Supplement have been duly authorized by all necessary corporate action on the part of the Lessee, do not and will not require any approval of the shareholders of the Lessee or consent of any trustee or holder of any indebtedness or obligation of the Lessee, and the execution and delivery of the Lease and Lease Supplement, the consummation of the transactions contemplated therein, and compliance by the Lessee with the terms and provisions thereof, do not contravene any Law applicable to the Lessee, or result in the breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of the Lessee under any credit agreement or instrument, corporate charter or bylaw or other agreement to which the Lessee is a party or by which the Lessee or its properties or assets are bound or affected. The Lease and Lease Supplement have been duly executed and delivered by the Lessee.

                  3.  The  Lessee  has  received  every  consent,   approval  or
authorization of, and has given every notice to, each Governmental Authority having jurisdiction with respect to the execution, delivery and performance of the Lease, the Lease Supplement and the other Operative Agreement (including all monetary and other obligations thereunder), that is required for the Lessee to execute and deliver the Lease, the Lease Supplement and the other Operative Agreements and to perform the transactions covered thereby to be performed on or prior to the Delivery Date.

                  4. The Lease, the Lease Supplement and the other Operative Agreements have been duly executed and delivered by the Lessee and constitutes the legal, valid and binding agreement of the Lessee enforceable against the Lessee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, as well as awards by courts of relief in lieu of the remedy of specific performance of contractual provisions and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies but which do not make the available remedies inadequate for the substantial realization of the benefits provided therein.

                  5. There are no actions, suits or proceedings pending or, to my knowledge, threatened against or affecting the Lessee in any court or before any governmental commission, arbitrator, board or authority which, if determined adversely to the Lessee, could have a material adverse effect on the current business or financial condition of the Lessee or on the ability of the Lessee to perform its obligations under the Lease and the other Operative Agreements to which it is a party.

                  6. The Lessee is not in default under any indenture, mortgage or loan agreement of which I have knowledge and to which the Lessee is now a party or by which it is bound nor is the Lessee in default under any other agreement or instrument of a material nature of which I have knowledge and to which the Lessee is now a party or by which it is bound; nor to my knowledge is the Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to the Lessee of any court or administrative body, which violation could materially and adversely affect the business, property or assets, operations or condition, financial or otherwise, of the Lessee; and no event has occurred and is continuing which, under the provisions of any such indenture, mortgage or loan agreement, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                  7. Except for the filing of the Lease and the Lease Supplement for recordation with the FAA, the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 5.6 of the Lease and the filing of a UCC-1 with the Colorado Secretary of State, no further filing, recording or notarization of the Lease or of any other document, and no further action is necessary or advisable, under the laws of any Governmental Authority in order to (a) fully establish and protect Lessor's title to, interest in and property right with respect to the Aircraft and each Engine as against the Lessee or any third party and to ensure that the property rights of Lessor therein will have priority in all respects over the claims of all creditors of the Lessee, and (b) ensure the validity, effectiveness and enforceability of the Lease. Lessor is entitled to the benefit of Section 1110 of the Bankruptcy Code as in effect on the date hereof.

                  I do not purport to be an expert on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Colorado and the Federal laws of the United States of America, accordingly, I express no legal opinion herein based upon the laws of any other state. However, for the purposes of this opinion, I have assumed that the laws of the State of New York are identical to those of the State of Colorado.

Yours very truly,

                                    EXHIBIT E
                                       to
                            AIRCRAFT LEASE AGREEMENT

                    [LETTERHEAD OF APPROVED INSURANCE BROKER]



                             [Date of Delivery Date]


C.I.T. Leasing Corporation
1211 Avenue of the Americas
New York, New York  10036

         Re: Insurance Coverage for One Boeing 737-3L9 Aircraft under Aircraft Lease Agreement dated as of ________ __, 1999 between C.I.T. Leasing Corporation and Frontier Airlines, Inc. having Manufacturer's Serial No. 24569 and U.S. Registration No. N312FL

Gentlemen:

                  This report is delivered to you pursuant to the  provisions of
Section 2.3(5) of the Aircraft Lease Agreement dated as of _______ __, 1999 (the "Lease") between C.I.T. Leasing Corporation (the "Lessor") and Frontier Airlines, Inc. (the "Lessee"). We are the firm of independent aircraft insurance brokers (the "Approved Insurance Broker") who have been appointed by Lessee to deliver this report pursuant to Section 2.3(5) of the Lease and we understand that Lessor has not objected to such appointment. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in the Lease.

                  We have reviewed the Lease and particularly Article 12 and Exhibit E thereof. We are also fully familiar with the Certificate of Insurance dated _________________, 1999 issued to you by the Approved Insurers as well as the policies of insurance evidenced thereby. We have attached such Certificate of Insurance setting forth the coverage applying to the Aircraft.

                  In our opinion the insurance policies carried on the Aircraft described in our Certificate of Insurance dated _____________________, 1999 are subject to terms and conditions which are normal for the market and comply in all material respects with Article 12 and Exhibit E of the Lease.

                  We agree to advise Lessor in writing promptly of any default in the payment of any premium and any other act or omission on the part of Lessee of which we have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance required under the Lease on the Aircraft, and we further agree to advise you in writing at least thirty (30) days (seven (7) days or such lesser period as from time to time may be applicable in the case of war risk and allied perils insurance) prior to any lapse, termination or cancellation of any such insurance or as soon as possible in respect of non-renewal or automatic termination for War Risk.

Very truly yours,

[APPROVED INSURANCE BROKER]



By:_____________________________

Title:____________________________

                                    EXHIBIT F
                                       to
                            AIRCRAFT LEASE AGREEMENT

                 SPECIAL PROVISIONS TO CERTIFICATE OF INSURANCE


                  The "special provisions" section of the Insurance Certificate shall provide as follows:

                  1. In accordance with the Aircraft Lease Agreement dated as of April __, 1999 (the "Lease") between Lessor and Lessee, it is agreed to include Lessor and its successors and assigns, and their respective directors, officers and employees as additional insureds (the "Additional Insureds"), designate Lessor as owner of the Aircraft, and designate Lessor as loss payee (but without imposing upon the Additional Insureds any obligation imposed upon Lessee, including, without limitation, the liability to pay any premiums).

                  2. It is agreed that in respect of the interests of the Additional Insureds, in the insurance coverage provided hereby, such insurance coverage shall not be invalidated by any action or inaction of Lessee, and shall insure the Additional Insureds, regardless of any breach or violation of any warranty, declaration or condition contained in such insurance coverage by Lessee or any other Person.

                  3. It is agreed that if the insurance coverage provided hereby is canceled for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Additional Insureds, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, adverse change or lapse shall not be effective as to the Additional Insureds, for thirty (30) days (and, with respect to war risk insurance, seven (7) days or such shorter period as shall be customary on the London market for such insurance in such area of the world, or ten (10) days in the event of nonpayment of premium) after receipt by Lessor of written notice of such prospective cancellation, change or lapse.

                  4. It is agreed that, as against the Additional Insureds, the Insurers waive any rights of setoff, counterclaim or any other deduction, whether by attachment or otherwise, and agree to waive rights of subrogation against the Additional Insureds.

                  5. The coverage provided hereunder is primary without right of contribution from any other insurance which may be carried by the Additional Insureds and, with respect to liabilities coverage, shall operate as if it were a separate policy for each insured, without, however increasing the aggregate limit of liability for the coverage or permitting claims recoverable under the hull policy to be recoverable as liability claims. It is agreed that the Additional Insureds have a right to carry insurance in excess of the amounts, provided such additional insurance does not reduce or otherwise affect the coverage or amounts of insurance required to be covered by Lessee under Article 12 of the Lease.

                  6. A 50/50 clause is in effect between the all risk hull and war risk coverages.

                  7. To the extent of any reinsurance, the insurance coverage provided hereunder includes a cut-through provision permitting the Additional Insureds to file claims and to obtain payment directly from the reinsures.

                  The "coverage" section of the Insurance Certificate shall include the following description:

Description of War Risk Coverage:

                  Loss of and/or damage to each Aircraft caused by:

         1. War, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power;

         2.       Strikes, riots, civil commotions or labor disturbances;

         3. Any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

         4.       Any malicious act or act of sabotage;

         5. Confiscation, nationalization, seizure, restraint, detention, appropriation, expropriation, requisition of title or use, by or under the order of any government (whether civil, military or de facto) or public or local authority, including by the government of registry (if other than the United States);

         6. Hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee.

                           [This Exhibit to be Omitted
                              from FAA Filing Copy]

                                    EXHIBIT G
                                       to
                            AIRCRAFT LEASE AGREEMENT


                              MAINTENANCE RESERVES


     Lessee agrees to pay to Lessor Maintenance Reserves in the aggregate amount of * per Flight Hour and * per Cycle, payable on a monthly basis, allocated as follows (which "D" Check Airframe Reserve, Engine Reserves, Landing Gear Reserve and Engine Life Limited Parts Reserves, will not be pooled or commingled):

     (a) Airframe Reserve. Lessee agrees to pay Lessor within ten (10) days following the last day of each Rent Period (the "Prior Period" provided that, at the end of the first Rent Period, the Prior Period shall mean the Delivery Date up to the last day of the first Rent Period) during the Term an amount equal to
* times the number of Flight Hours of operation of the Airframe (excluding, for purposes of this paragraph (a), Landing Gear and the APU) for such Prior Period (hereinafter referred to as the ""D" Check Airframe Reserve"). In the event that Lessee is obligated to perform a "D" Check (or its equivalent structural inspection) on the Airframe during the Term of this Lease, the "D" Check Airframe Reserve shall be used to cover Lessee's Actual Costs incurred in completing with respect to the Airframe, all routine and non-routine "D" Check tasks (or its equivalent) but shall not be used to cover modifications, interior reconfiguration, the accomplishment of service bulletins, the accomplishment of Airworthiness Directives, any deferred maintenance items and any repair of Time Controlled Parts accomplished during the "D" Check (or its equivalent structural inspection) (for purposes of this paragraph (a), costs and expenses for which the Lessee will be reimbursed hereunder are referred to as ""D" Check Airframe Reimbursable Expenses"). In connection with the performance of any part of such "D" Check (or its equivalent structural inspection), Lessee shall present written evidence satisfactory to Lessor as to the workscope to be performed and payment installments relating to the performance thereof in connection with such "D" Check (or its equivalent structural inspection) and the amount of such "D" Check Airframe Reimbursable Expenses for approval by Lessor. Upon receipt of such written evidence (which shall include evidence of payment by Lessee for such "D" Check Airframe Reimbursable Expenses claimed by Lessee), and provided there then exists no Default or Event of Default, Lessor shall reimburse Lessee by paying to the Maintenance Provider from the "D" Check Airframe Reserve, an amount equal to the lesser of (i) the amount of such "D" Check Airframe Reimbursable Expenses or (ii) the amounts then held in the "D" Check Airframe Reserve. If such portion of the cost of the "D" Check for the Airframe to be paid out of the "D" Check Airframe Reserve exceeds the balance in the "D" Check Airframe Reserve, Lessee will be required to pay such excess amount.

     (b) Engine Reserves. Lessee agrees to pay to Lessor within ten (10) days following the last day of each Rent Period (the "Prior Period" provided that, at the end of the first Rent Period, the Prior Period shall mean the Delivery Date up to the last day of the first Rent Period) during the Term an amount equal to
* times the number of Flight Hours of operation during such Prior Period for each Engine (each, an "Engine Reserve" and collectively, the "Engine Reserves"). A separate Engine Reserve shall be established and maintained with respect to each Engine. Upon the accomplishment of any Heavy Engine Maintenance (as hereinafter  defined)  accomplished  during a  Covered  Engine  Shop  Visit  (as hereinafter defined) for any Engine during the Term, then the Engine Reserve with respect to such Engine shall be used to reimburse Lessee, or pay at Lessee's direction, for Lessee's Actual Cost incurred in completing such maintenance (for purposes of this paragraph (b), Lessee's Actual Cost so incurred is referred to as "Engine Reimbursable Expenses"). As used herein, "Heavy Engine Maintenance" shall be defined as any overhaul, refurbishment, hot section inspection, replacement of internal time-limited parts, disassembly, assembly and testing required thereof for each such engine, but excluding shipping and freight charges, engine removal and installation charges, accomplishment of Airworthiness Directives and Aeronautics Authority requirements, and replacement, repair or overhaul of external engine parts. As used herein, "Covered Engine Shop Visit" shall be defined as a shop visit requiring a major disassembly of an engine and the removal and reinstallation of internal rotating parts where such shop visit was not the result of foreign object damage ("F.O.D."), ingestion, accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, misuse, elective parts replacement, Airworthiness Directive compliance, Aeronautics Authority regulation compliance or covered by Manufacturer's service bulletins or which is reimbursable by a claim under the Manufacturer's warranties or by insurance (with deductibles being treated as reimbursable by insurance for this exclusion). Upon the accomplishment of any such Heavy Engine Maintenance during a Covered Engine Shop Visit, Lessee shall present written evidence satisfactory to Lessor as to the completion of such Heavy Engine Maintenance to such Engine and the costs associated therewith for approval by Lessor. Such Heavy Engine Maintenance shall include a Build Standard (as hereinafter defined) to be mutually agreed upon by Lessor and Lessee. As used herein, "Build Standard" shall be defined as a reassembly of an Engine using parts that will allow a minimum number of Flight Hours and Cycles of operation until the next scheduled removal. Upon receipt of such written evidence (which shall include evidence of payment by Lessee for such Engine Reimbursable Expenses claimed by Lessee), and provided there then exists no Default or Event of Default, Lessor shall reimburse Lessee, or pay to such other Person as may be directed by Lessee, an amount equal to the lesser of (i) the amount of the Engine Reimbursable Expenses with respect to such Engine or (ii) the amount then held in the Engine Reserve established for such Engine. Lessee acknowledges that the amounts held with respect to an Engine in an Engine Reserve may be applied only with respect to such Engine. If the cost of any Heavy Engine Maintenance accomplished during a Covered Engine Shop Visit for an Engine exceeds the balance in the Engine Reserve established for such Engine, Lessee will be required to pay such excess amount for such Engine.

     (c) Landing Gear Reserve. Lessee agrees to pay to Lessor within ten (10) days following the last day of each Rent Period (the "Prior Period" provided that, at the end of the first Rent Period, the Prior Period shall mean the Delivery Date up to the last day of the first Rent Period) during the Term an amount equal to * times the number of Flight Hours of operation of the Airframe during such Prior Period for all Landing Gear on the Aircraft (the "Landing Gear Reserve"). In the event Lessee is obligated to perform an overhaul of any Landing Gear in accordance with the Maintenance Program for the Aircraft (excluding overhaul because of accident, incident, abuse, misuse or elective parts replacement) then the Landing Gear Reserve shall be used to reimburse Lessee, or pay at Lessee's direction for Lessee's Actual Cost incurred in completing such overhaul (for purposes of this paragraph (c), Lessee's Actual Cost so incurred is referred to as "Landing Gear Reimbursable Expenses"). Upon accomplishment of any such overhaul, Lessee shall present written evidence satisfactory to Lessor as to the completion of such overhaul and the costs associated therewith for approval by Lessor. Upon receipt of such written evidence (which shall include evidence of payment by Lessee for such Landing Gear Reimbursable Expenses claimed by Lessee), and provided there then exists no Default or Event of Default, Lessor shall disburse from the Landing Gear Reserve with respect to such Landing Gear as the Lessee shall direct an amount equal to the lesser of (i) the amount of the Landing Gear Reimbursable Expenses or (ii) the amount then held in the Landing Gear Reserve with respect to the Landing Gear. Lessee shall be solely responsible for the costs of an overhaul of the Landing Gear in excess of any balance in the Landing Gear Reserve.

     (d) Engine Life Limited Parts Reserves. Lessee agrees to pay to Lessor within ten (10) days following the last day of each Rent Period (the "Prior Period," provided that, at the end of the first Rent Period, the Prior Period shall mean the Delivery Date up to the last day of the first Rent Period) during the Term an amount equal to * times the number of Cycles of operation during such Prior Period for each Engine (each, an "Engine Life Limited Parts Reserve" and collectively, the "Engine Life Limited Parts Reserves"). A separate Engine Life Limited Parts Reserve shall be established and maintained with respect to each Engine. Upon the replacement of any Engine Life Limited Part in any Engine during a Term, the Engine Life Limited Parts Reserve with respect to such Engine shall be used to reimburse Lessee, or pay at Lessee's direction for Lessee's Actual Cost incurred to purchase such Engine Life Limited Part (for purposes of this paragraph (d), Lessee's Actual Cost so incurred is referred to as "Engine Life Limited Parts Reimbursable Expenses"), provided, however, Lessee shall not use such Engine Life Limited Parts Reserve to reimburse Lessee for the cost of any other expenses associated with the replacement of such Engine Life Limited Part, including the cost of shipping and freight charges, engine disassembly, reassembly, and testing required thereof, engine removal and installation charges, accomplishment of Airworthiness Directives and Federal Aviation Regulation requirements, and replacement, repair or overhaul of external engine parts or if due to foreign object damage ("FOD"), ingestion, accident, faulty maintenance or installation, incident, improper operations, abuse, neglect, misuse, elective parts replacement or covered by Manufacturer's service bulletins or which is reimbursable by a claim under the Manufacturer's service bulletins or which is reimbursable by a claim under the Manufacturer's warranties or by insurance (with deductibles being treated as reimbursable by insurance for this exclusion).

     Upon the purchase and installation into an Engine of any such Engine Life Limited Part, Lessee shall present written evidence satisfactory to Lessor as to the purchase and installation of such Engine Life Limited Part for approval by Lessor. Upon receipt of such written evidence, and provided there then exists no Default or Event of Default, Lessor shall reimburse Lessee, or pay to such other Person as may be directed by Lessee, an amount equal to the lesser of (i) the amount of the Engine Life Limited Parts Reimbursable Expenses with respect to such Engine or (ii) the amount then held in the Engine Life Limited Part Reserve established for such Engine. Lessee acknowledges that the amounts held with respect to an Engine in any given Engine Life Limited Part Reserve may be applied only with respect to such Engine. If the cost of any Engine Life Limited Part purchased for an Engine exceeds the balance in the Engine Life Limited Part Reserve established for such Engine, Lessee will be required to pay such excess amount for such Engine.

     (e) It is intended by Lessor and Lessee that maintenance on the Aircraft will be performed by the Maintenance Provider pursuant to the Maintenance Program. Notwithstanding anything to the contrary contained in this Exhibit G, any maintenance on the Aircraft and the extent and nature of such maintenance to be performed shall be conducted by the Lessee or at a FAA approved facility reasonably acceptable to Lessor and Lessor shall be entitled to have representatives present during the performance of such maintenance to oversee such performance. With respect to the Engines only, if the Maintenance Provider provides maintenance thereon, Lessor shall not be responsible for any delay by such Maintenance Provider in the performance of such maintenance. If, however, Lessor requires another maintenance provider selected by Lessor to provide maintenance with respect to an Engine, and if engine maintenance provided by such third party is delayed for more than 90 days, then Lessor will provide to Lessee a substitute engine until redelivery to Lessee of the Engine being serviced.
     (f) Notwithstanding anything to the contrary herein, the Maintenance Reserves set forth herein are based on maintenance costs relating thereto based on an assumed Flight Hour:Cycle ratio of 2:1. To the extent the actual Flight Hour:Cycle ratio falls below 2:1 then the applicable rate of the Maintenance Reserves will be increased by Lessor (no more frequently than annually) in correlation with the reduced Flight Hour:Cycle ratio.

     (g) Notwithstanding anything to the contrary contained in this Exhibit G, Lessor may, at any time, request in writing an adjustment of any Maintenance Reserve if, in the reasonable opinion of Lessor, the actual maintenance cost (determined as of the six month period prior to such notice unless otherwise agreed by Lessor and Lessee) of any of the Items for which Maintenance Reserves are established or any such items with respect to other aircraft owned or leased by Lessee exceed the amount in the Maintenance Reserve for such Item. Lessor agrees to consult with Lessee regarding any such proposed increase. In the event that Lessor and Lessee are unable to agree on an appropriate increase in Maintenance Reserves within thirty (30) days after the date of such request, Lessor shall have the right to terminate this Lease effective as of the last day of the then-current Rent Period, unless otherwise agreed by Lessor and Lessee;
provided, however, that Lessor may adjust upward, but not downward, any Maintenance Reserve if Lessee changes its Maintenance Program in such a manner as would require an increase in such Maintenance Reserve to meet revised Maintenance Program standards.

                           [This Exhibit to be Omitted
                              from FAA Filing Copy]


                                    EXHIBIT H
                                       to
                            AIRCRAFT LEASE AGREEMENT


                              CERTAIN PRICING TERMS

               (a) Lessee shall pay * to Lessor as rental for the Aircraft ("Basic Rent") for each Rent Period in advance on each Rent Payment Date
 .
               (b) The Security Deposit Amount shall equal  *

               (c) The Insured Value shall equal  *



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                                       I-2

                                    EXHIBIT I
                                       to
                            AIRCRAFT LEASE AGREEMENT

                               DELIVERY CONDITIONS


                  On the Delivery Date, the Aircraft shall be delivered to Lessee in "as-is, where-is" condition and shall conform to the following requirements:

                  (1) The Aircraft shall have a valid FAA registration number and duly registered with the FAA in the name of Lessor.

                  (2) The Aircraft, Engines, Landing Gear, APU, and Parts (appliances) shall comply with all applicable Airworthiness Directives affecting such model aircraft, engines, landing gears, auxiliary power units, and parts (appliances) which by their terms require compliance on or before the Delivery Date, notwithstanding any waiver, deviation or time extension obtained by Lessor from the FAA or otherwise.

                  (3) The Aircraft shall have a current and effective FAA certificate of airworthiness and shall comply with all FAR requirements for passenger operation as a transport category commercial aircraft in accordance with all applicable FARs, including without limitation, FAR Part 121, except to the extent such requirements relate to bridging the Aircraft onto Lessee's Maintenance Program.

                  (4) The Aircraft shall be in full compliance with the Manufacturer's recommended corrosion prevention and control program ("CPCP"), or such other corrosion prevention and control program approved by the FAA for the Aircraft, and with all structural inspection ("SI") items current.

                  (5) To the extent not already accomplished by Lessor, all discrepancies found and listed by Lessor's and Lessee's technical representatives, as a result of the test flight described in Section 2.1(c) of the Lease, shall be corrected by Lessee at Lessor's expense, pursuant to Section 2.1(c) of the Lease.

                  (6) Immediately prior to the delivery of the Aircraft,  Lessor shall accomplish a complete hot and cold section borescope inspection of each Engine and the APU, to be performed at Lessor's expense by Lessor's representative or an agency of Lessor's choosing, in accordance with the Manufacturer's maintenance manual. All defects discovered as a result of such inspections, which exceed the maintenance manual allowable limits for an installed Engine or APU, as applicable, shall be corrected at Lessor's expense. Any defect that requires reinspection prior to the next full "C" Check or 3,500 Flight Hours, whichever is greater, shall be considered a Watch Item and shall be corrected at Lessor's expense.

                  (7) The Aircraft shall be equipped with fully functional TCAS and windshear equipment.

                  (8) All Aircraft Documents and other current and historical records shall be delivered with the Aircraft including, without limitation, time logs showing Aircraft and Engine Flight Hours and Cycles on any given date, documents, manuals (revised up to and including the most current revisions issued by the Manufacturer), data, overhaul records, log books, original Aircraft and Engine delivery documents, FAA forms, modification records, inspection records (including NDT documentation such as x-ray, eddy current, etc.), and all other documentation pertaining to the Aircraft, Engines and Parts as of the Delivery Date.



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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1     DEFINITIONS...................................................   1


ARTICLE 2     DELIVERY AND ACCEPTANCE.......................................   7

              2.1.     Time and Place.......................................   7
              2.2.     A Lease Only.........................................   9
              2.3.     Conditions to Delivery of the Aircraft...............   9
              2.4.     Aircraft Configuration, etc..........................  10

ARTICLE 3     RENT AND TERM.................................................  11

              3.1.     Basic Rent...........................................  11
              3.2.     Maintenance Reserves and Supplemental Rent...........  11
              3.3.     Term.................................................  11
              3.4.     Place of Payment.....................................  11
              3.5.     Security Deposit.....................................  11
              3.6      Time is of the Essence...............................  13

ARTICLE 4     REPRESENTATIONS AND WARRANTIES; COVENANTS OF THE PARTIES......  13

              4.1.     Lessor's Representations and Warranties..............  13
              4.2.     Representations and Warranties of the Parties........  15

ARTICLE 5     POSSESSION; USE; LAWFUL INSURED OPERATIONS; MAINTENANCE;
              REGISTRATION AND INSIGNIA; MAINTENANCE RESERVES...............  16

              5.1.     Possession...........................................  16
              5.2.     Assignment by Lessee.................................  17
              5.3.     Use..................................................  17
              5.4.     Lawful Insured Operations............................  18
              5.5.     Maintenance..........................................  18
              5.6.     Registration and Insignia............................  19
              5.7.     Maintenance Reserves.................................  20
              5.8.     Application of Reserves Upon Aircraft Return.........  20
              5.9.     Concerning Reserves..................................  20

ARTICLE 6     INSPECTION; FINANCIAL AND AIRCRAFT INFORMATION................  21

              6.1.     Inspection...........................................  21
              6.2.     Financial Information................................  21
              6.3.     Aircraft Information.................................  22
              6.4      Other Information....................................  22

ARTICLE 7     COVENANTS.....................................................  23

              7.1.     Lessee's Covenants...................................  23

ARTICLE 8     NO SET-OFF, COUNTERCLAIM, ETC.................................  24

              8.1.     No Set-off, Counterclaim, etc........................  24

ARTICLE 9     REPLACEMENT OF PARTS; ALTERATIONS, MODIFICATIONS AND
              ADDITIONS.....................................................  25

              9.1.     Replacement of Parts.................................  25
              9.2.     Title to Replaced and Replacement Parts..............  25
              9.3.     Alterations, Modifications and Additions.............  25
              9.4.     Title to Parts.......................................  28

ARTICLE 10    TAX INDEMNITY.................................................  28

              10.1.    Scope................................................  28
              10.2.    Report...............................................  29
              10.3.    After-Tax Nature of Indemnity........................  30
              10.4.    Payment of Taxes and Indemnities.....................  30
              10.5.    Contest..............................................  30
              10.6.    Lessor...............................................  32
              10.7.    Survival.............................................  32

ARTICLE 11    EVENTS OF LOSS................................................  32

              11.1.    With Respect to the Aircraft.........................  32
              11.2.    With Respect to an Engine............................  32
              11.3.    Application of Payments from Governmental
                       Authorities..........................................  33
              11.4.    Application of Payments During Existence of Event
                       of Default...........................................  34
              11.5.    Replacement Aircraft.................................  34

ARTICLE 12    INSURANCE.....................................................  34

              12.1.    Public Liability and Property Damage Liability
                       Insurance............................................  34
              12.2.    Insurance Against Loss or Damage to the Aircraft.....  35
              12.3.    Application of Proceeds in an Event of Loss of
                       Aircraft.............................................  36
              12.4.    Application of Proceeds in the Absence of an
                       Event of Loss........................................  37
              12.5.    Reports, etc.........................................  37
              12.6.    Lessor's Additional Insurance........................  37
              12.7.    Lessee's Additional Insurance........................  38
              12.8.    Insurance Against Year 2000 Risks and Liability......  38

ARTICLE 13    GENERAL INDEMNIFICATION.......................................  38

              13.1.    Scope................................................  38
              13.2.    Lessee's Release.....................................  39
              13.3.    Repayment............................................  39
              13.4.    Timing of Payment....................................  39
              13.5.    Exclusion............................................  39
              13.6.    After-Tax Nature of Indemnity........................  39
              13.7.    Survival.............................................  40

ARTICLE 14    LIENS.........................................................  40

              14.1.    Permitted Liens......................................  40
              14.2.    Engine Liens.........................................  40

ARTICLE 15    FAA RECORDATION AND FURTHER ASSURANCES........................  41

              15.1.    FAA Recordation......................................  41
              15.2.    Further Assurances...................................  41

ARTICLE 16    RETURN OF ITEMS AND RECORDS...................................  41

              16.1.    Time and Place.......................................  41
              16.2.    Condition............................................  42
              16.3.    Corrections and Subsequent Corrections...............  42
              16.4.    Fuel.................................................  42
              16.5.    Legal Status Upon Return.............................  42

ARTICLE 17    EVENTS OF DEFAULT.............................................  43

              17.1.    Lessee's Defaults....................................  43

ARTICLE 18    RIGHTS AND REMEDIES...........................................  45

              18.1.    Remedies.............................................  45
              18.2.    Further Rights.......................................  47
              18.3.    Remedies Cumulative..................................  48
              18.4.    Concerning Remedies..................................  48

ARTICLE 19    MISCELLANEOUS.................................................  49

              19.1.    Construction, Applicable Law; Jurisdiction...........  49
              19.2.    Notices..............................................  50
              19.3.    Lessor's Right to Perform............................  50
              19.4.    Counterparts.........................................  50
              19.5.    Assignment by Lessor.................................  51
              19.6.    Survival.............................................  51
              19.7.    Entire Agreement.....................................  51
              19.8.    Successors and Assigns...............................  52
              19.9.    Brokers..............................................  52
              19.10.   Transaction Costs....................................  52
              19.11.   Quiet Enjoyment......................................  52
              19.12.   Time Is of the Essence...............................  52
              19.13.   Confidentiality......................................  52
              19.14.   DISCLAIMER OF CONSEQUENTIAL DAMAGES..................  53
              19.15.   Tax Treatment........................................  53
              19.17.   Dating...............................................  53


Exhibits
Exhibit A              Description of Aircraft and Engines
Exhibit B              Form of Lease Supplement
Exhibit C              Return Condition Requirements
Exhibit D              Lessee's Counsel Opinion
Exhibit E              Letter of Insurance Broker
Exhibit F              Special Provisions to Certificate of Insurance
Exhibit G              Maintenance Reserves
Exhibit H              Certain Pricing Terms
Exhibit I              Delivery Conditions